UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.
)
Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
M/I Homes, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

April 10, 2025

To Our Shareholders:

The 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of M/I Homes, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, May 14, 2025. The Annual Meeting will be held solely by remote communication in a virtual-only format. Shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MWH96KV and shareholders will be able to virtually attend, vote at and submit questions during the Annual Meeting. Shareholders of record at the close of business on March 19, 2025 are entitled to notice of, and to vote at, the Annual Meeting.

Enclosed is a copy of our 2024 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, a notice of the Annual Meeting and a Proxy Statement and proxy card for the Annual Meeting. It is important that your common shares be represented at the Annual Meeting. Please record your vote on the enclosed proxy card and return it promptly in the postage-paid envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card. For additional information regarding how to virtually attend, vote at and submit questions during the Annual Meeting, please see the “General—Attendance and Participation at the Virtual Annual Meeting” section of the enclosed Proxy Statement.

Thank you for your ongoing support of, and continued interest in, the Company.

Sincerely,

Robert H. Schottenstein,
Chairman, Chief Executive Officer and President

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

IN THE ENVELOPE PROVIDED OR, ALTERNATIVELY, VOTE YOUR PROXY

ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 14, 2025

To Each Shareholder of M/I Homes, Inc.:

Notice is hereby given that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of M/I Homes, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, May 14, 2025, solely by remote communication in a virtual-only format for the following purposes:

1)	To elect three directors to serve until the Company’s 2028 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2)	To consider and vote upon a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers;

3)	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025; and

4)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The Company is holding the Annual Meeting solely by remote communication in a virtual-only format and shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MWH96KV. Only shareholders of record at the close of business on March 19, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. You may virtually attend, vote at and submit questions during the Annual Meeting by joining as a shareholder and following the instructions available on the meeting website. Shareholders should refer to the Rules of Conduct that will be posted on the meeting website. You may also join the Annual Meeting as a guest. Participants who join the Annual Meeting as a guest will not have the ability to vote or submit questions during the Annual Meeting.

To attend and participate in the Annual Meeting as a shareholder, you must enter your control number and follow the instructions for voting and submitting questions available on the meeting website. You can find or obtain your control number as follows:

•

Shareholder of Record. If you are a registered shareholder (i.e., your common shares are registered directly in your name with our transfer agent, Computershare), your control number can be found on the enclosed proxy card.

•

Beneficial Owner of Shares in Street Name. If you are a street name shareholder who holds your common shares through an intermediary, such as a broker, bank or other nominee, you must obtain a control number in advance to vote during the Annual Meeting. To obtain a control number, you must submit proof of your legal proxy issued by your broker, bank or other nominee by sending a copy of your legal proxy, along with your name and email address, to Computershare via email at legalproxy@computershare.com. Requests for a control number must be labeled as “Legal Proxy” and must be received by Computershare no later than 5:00 p.m., Eastern Daylight Time, on May 9, 2025. Street name shareholders who timely submit proof of their legal proxy will receive a confirmation email from Computershare that includes their control number.

It is important that your common shares be represented at the Annual Meeting. Whether or not you intend to virtually attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card.

By Order of the Board of Directors,

Susan E. Krohne,
Secretary

April 10, 2025

THE COMPANY’S NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, PROXY STATEMENT, FORM OF PROXY AND 2024 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE ONLINE AT WWW.EDOCUMENTVIEW.COM/MHO.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2025.

The Company’s Notice of Annual Meeting of Shareholders, Proxy Statement, form of proxy and 2024 Annual Report to Shareholders are available online at www.edocumentview.com/MHO.

For additional information regarding how to virtually attend, vote at and submit questions during the Annual Meeting, please contact our Investor Relations department at (614) 418-8225 or investorrelations@mihomes.com.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Instead of receiving paper copies of our future proxy statements, proxy cards and annual reports to shareholders in the mail, shareholders may elect to receive such documents electronically via e-mail or the Internet. Receiving your proxy materials electronically saves us the cost of printing and mailing documents to you and reduces the environmental impact of our shareholder communications. Shareholders may sign up to receive or access future shareholder communications electronically as follows:

•	Shareholders of Record. If you are a registered shareholder, you may consent to electronic delivery when voting for the Annual Meeting on the Internet at www.envisionreports.com/MHO.

•

Beneficial Owner of Shares in Street Name. If your common shares are not registered in your name, review the information provided to you by your broker, bank or other nominee or contact your broker, bank or other nominee for information on electronic delivery service.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

PROXY STATEMENT

for the

2025 Annual Meeting of Shareholders

To Be Held May 14, 2025

GENERAL INFORMATION

Time, Place and Purposes of Meeting

The 2025 Annual Meeting of Shareholders of M/I Homes, Inc. (the “Annual Meeting”) will be held on Wednesday, May 14, 2025 at 9:00 a.m., Eastern Daylight Time, solely by remote communication in a virtual-only format. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is attached. All references in this Proxy Statement to “M/I Homes,” the “Company,” “we,” “our” or “us” refer to M/I Homes, Inc.

Solicitation of Proxies

This Proxy Statement and the accompanying form of proxy are first being sent on or about April 10, 2025 to holders of the Company’s common shares, par value $.01 per share (the “Common Shares”), as of the close of business on March 19, 2025 (the “Record Date”). This Proxy Statement is furnished in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting and any adjournment thereof. The Company’s 2024 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”), is being sent together with this Proxy Statement.

Attendance and Participation at the Virtual Annual Meeting

The Company is holding the Annual Meeting solely by remote communication in a virtual-only format and shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MWH96KV. You may virtually attend, vote at and submit questions during the Annual Meeting by joining as a shareholder and following the instructions available on the meeting website. Shareholders should refer to the Rules of Conduct that will be posted on the meeting website. You may also join the Annual Meeting as a guest. Participants who join the Annual Meeting as a guest will not have the ability to vote or submit questions during the Annual Meeting.

To attend and participate in the Annual Meeting as a shareholder, you must enter your control number and follow the instructions for voting and submitting questions available on the meeting website. You can find or obtain your control number as follows:

•

Shareholder of Record. If you are a registered shareholder (i.e., your Common Shares are registered directly in your name with our transfer agent, Computershare), your control number can be found on the enclosed proxy card.

•

Beneficial Owner of Shares in Street Name. If you are a street name shareholder who holds your Common Shares through an intermediary, such as a broker, bank or other nominee, you must obtain a control number in advance to vote during the Annual Meeting. To obtain a control number, you must submit proof of your legal proxy issued by your broker, bank or other nominee by sending a copy of your legal proxy, along with your name and email address, to Computershare via email at legalproxy@computershare.com. Requests for a control number must be labeled as “Legal Proxy” and must be received by Computershare no later than 5:00 p.m., Eastern Daylight Time, on May 9, 2025. Street name shareholders who timely submit proof of their legal proxy will receive a confirmation email from Computershare that includes their control number.

The virtual meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of the applicable software and plugins. Please note that Internet Explorer is no longer supported. We encourage you to access the Annual Meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

Outstanding Shares and Quorum Requirements

There were 26,772,622 Common Shares outstanding on the Record Date. The Common Shares represent our only class of voting securities entitled to vote at the Annual Meeting. Each Common Share outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a shareholder vote at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding Common Shares on the Record Date. Common Shares represented by proxies properly executed and returned to the Company prior to the Annual Meeting or represented by proxies properly and timely submitted electronically via the Internet or telephonically will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “Abstain” (on any or all applicable proposals) or “Withheld” (from any or all director nominees) or are not marked at all.

Voting by Proxy

A proxy card for use at the Annual Meeting is enclosed. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning to the Company, prior to the Annual Meeting, the enclosed proxy card in the envelope provided. Alternatively, shareholders holding Common Shares registered directly with our transfer agent, Computershare, may vote their proxies electronically via the Internet or telephonically by following the instructions on their proxy cards. The deadline for voting electronically via the Internet or telephonically is 1:00 a.m., Eastern Daylight Time, on May 14, 2025. There are no fees or charges associated with voting electronically via the Internet or telephonically, other than fees or charges, if any, that shareholders may pay for access to the Internet and for telephone service. Beneficial owners of Common Shares held in “street name” by a broker, bank or other nominee may also be eligible to vote their proxies electronically via the Internet or telephonically. Beneficial owners should review the information provided to them by their broker, bank or other nominee. This information will set forth the procedures beneficial owners must follow in instructing their broker, bank or other nominee how to vote the Common Shares held in “street name” and how to revoke previously given instructions.

Broker/dealers who hold Common Shares for beneficial owners in “street name” may, under the applicable rules (the “NYSE Rules”) of the New York Stock Exchange (the “NYSE”), sign and submit proxies for such Common Shares and may vote such Common Shares on “routine” matters, such as the ratification of the appointment of auditors, but broker/dealers may not vote such Common Shares on “non-routine” matters, such as the election of directors and the advisory vote on executive compensation, without specific instructions from the beneficial owner of such Common Shares. Proxies that are signed and submitted by broker/dealers that have not been voted on “non-routine” matters, as described in the previous sentence, are referred to as “broker non-votes.”

For information regarding the rights of and procedures for record and beneficial owners of Common Shares to virtually attend, vote at and submit questions during the Annual Meeting, see “General—Attendance and Participation at the Virtual Annual Meeting.”

Revocation of Proxies

A record holder may revoke its proxy by (1) filing a written notice with the Company prior to the Annual Meeting revoking the proxy, (2) duly executing and returning to the Company prior to the Annual Meeting a proxy card bearing a later date, (3) properly and timely casting a new vote electronically via the Internet or telephonically or (4) virtually attending the Annual Meeting and voting. Virtually attending the Annual Meeting without voting your Common Shares will not revoke a previously delivered proxy. Beneficial owners of Common Shares held in “street name” should follow the instructions provided by their broker, bank or other nominee to revoke a previously delivered proxy. Subject to such revocation and except as otherwise stated in this Proxy Statement or in the form of proxy, all proxies properly executed that are received prior to the Annual Meeting and all proxies properly and timely voted electronically via the Internet or telephonically will be voted in accordance with the instructions contained therein. If no instructions are given, proxies (excluding broker non-votes) will be voted FOR the election of the director nominees identified in Proposal No. 1, FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal No. 2), FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025 (Proposal No. 3) and at the discretion of the proxy holders on all other matters that may properly be brought before the Annual Meeting or any adjournment thereof.

Proposal No. 1

ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Regulations (as amended, the “Regulations”), the Board is comprised of nine directors, divided into three classes with staggered three-year terms.

On March 14, 2025, Friedrich K.M. Böhm, a current director, informed the Board of his intention to retire from the Board upon the expiration of his term at the Annual Meeting and not stand for re-election at the Annual Meeting. Any unvested equity awards held by Mr. Böhm will vest in accordance with their terms on the date of the Annual Meeting. The Company’s Chief Executive Officer recommended Yvette McGee Brown to the Nominating and Governance Committee to serve on the Board as Mr. Böhm’s successor. The Nominating and Governance Committee, after reviewing Ms. McGee Brown’s qualifications and experience (including her prior service on the Board) and the Board’s needs and determining her independence under the NYSE Rules, recommended that Ms. McGee Brown be nominated to the Board. In accordance with the Company’s Corporate Governance Guidelines, the Board has nominated Yvette McGee Brown as Mr. Böhm’s successor based on her qualifications and experience as described in her biography below.

A class of three directors is to be elected at the Annual Meeting. The Board has nominated the persons set forth in the table below for election as directors of the Company at the Annual Meeting. The three nominees receiving the greatest number of votes cast will be elected to serve until the Company’s 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Withheld votes with respect to any nominee (or all of the nominees) and broker non-votes will be counted for purposes of establishing a quorum, but will have no effect on the election of such nominee(s). However, pursuant to the Board’s majority voting policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall tender his or her resignation as a director to the Board. See “Information Regarding the Board, its Committees and Corporate Governance—Majority Voting Policy” for more information regarding our majority voting policy.

Unless otherwise specified in your proxy, the Common Shares voted pursuant to your proxy will be voted FOR the election of the director nominees identified below. The Board has no reason to believe that any nominee will not serve as a director if elected at the Annual Meeting. If any nominee becomes unable to serve or for good cause will not serve as a director, the proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board.

Your Board of Directors unanimously recommends a vote FOR each of the director nominees named below.

BOARD OF DIRECTORS

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since
Director Nominees – Term to Expire at 2028 Annual Meeting of Shareholders

Nancy J. Kramer*	69

Founder and former Chief Executive Officer of Resource/Ammirati, a digitally led creative agency established in 1981 with Apple as its first client. Recognized by Advertising Age as one of the “100 Most Influential Women in Advertising History,” Ms. Kramer has spent a lifetime as an entrepreneur in marketing and technology. IBM acquired her business in 2016, the only female-owned business to have achieved this milestone. Today, as an IBM Senior Leader, Kramer focuses on C-Suite client relationships and IBM’s cultural transformation. Ms. Kramer currently serves as a director and Chair of the Compensation Committee of Root Insurance, Inc.

Committee Membership: Audit; Nominating and Governance

			2015

Ms. Kramer has more than 35 years of experience in the technology, marketing and advertising industries. Her extensive experience provides the Board with valuable expertise in digital technology transformation, interactive marketing and advertising.

Yvette McGee Brown*	64

Partner of Jones Day, a global law firm, since 2013. Ms. McGee Brown serves as a Partner in the Business and Tort Litigation practice and as the Global Partner-in-Charge, Diversity, Inclusion, and Advancement. She served as a Justice on the Ohio Supreme Court from 2011 until 2012 and as a Franklin County Common Pleas Court Judge from 1993 until 2002. Ms. McGee Brown currently serves as a director of Encova Mutual Insurance Group where she is the Chair of the Governance Committee and a member of the Audit Committee, Technology Committee and Executive Committee. Ms. McGee Brown also serves as a director and Chair of the Audit Committee of the Jeffrey Company. She previously served as a director of the Company from 2006 until 2010. She is the founding President of the Center for Child and Family Advocacy at Nationwide Children’s Hospital.

Committee Membership: None

			N/A

Ms. McGee Brown has considerable experience navigating high-profile and sensitive matters, including those involving public corruption, discrimination, regulatory enforcement and constitutional challenges. Her experience serving on the Technology Committee of Encova Mutual Insurance Group has provided her with experience addressing various cybersecurity matters, including oversight of cybersecurity audits. Her extensive experience provides the Board with valuable expertise in legal and regulatory compliance, media relations, fiscal management and diversity initiatives.

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since
Robert H. Schottenstein	72

Chairman of the Company since March 2004, Chief Executive Officer of the Company since January 2004 and President of the Company since May 1996. Mr. Schottenstein currently serves as a director of Installed Building Products, Inc. and served as a director of Bath & Body Works, Inc. (formerly known as L Brands, Inc.) from April 2017 until May 2022. Mr. Schottenstein also currently serves on the Board of The Ohio State University Wexner Medical Center, The Ohio State University Foundation, the Jewish Federations of North America and Pelotonia and is a member of the Columbus Partnership. In addition, he serves on the Executive Committee of The Harvard University Joint Center for Housing. He served as a Trustee of The Ohio State University from 2005 until 2014 and as the Chair of the Board of Trustees from 2012 until 2014.

Committee Membership: Executive (Chairman)

			1993

Mr. Schottenstein’s day-to-day leadership as Chief Executive Officer of the Company, more than 30 years of service with the Company in various roles spanning production, sales and land acquisition/disposition and development, family relationship (he is the son of one of the founders of the Company) and previous experience as a real estate attorney provides the Board with extensive knowledge of our operations, business, industry and history and management/leadership and strategic planning experience.

Directors – Term to Expire at 2026 Annual Meeting of Shareholders

Phillip G. Creek	72	Chief Financial Officer of the Company since September 2000, Executive Vice President of the Company since February 2008 and Chief Financial Officer of M/I Financial LLC, a wholly-owned subsidiary of the Company (“M/I Financial”), since September 2000. Committee Membership: Executive	2002

Mr. Creek has served in various management positions with the Company since 1993 and has worked in the homebuilding industry for over 40 years. Mr. Creek has extensive experience in finance, accounting, strategic planning, homebuilding operations, investor relations and capital markets and provides the Board with valuable knowledge of the homebuilding industry and the Company’s operations.

Bruce A. Soll*	67

Counselor for Soll Advisors, LLC, a provider of advisory services to the boards of directors of public companies and non-profit organizations, since 2021. Mr. Soll served as Counselor to Limited, Inc. and its successor entities from 1991 through 2020. During the 1980s and early 1990s, he served as Counselor to the United States Secretary of Commerce and counsel to a number of government and non-government organizations. Mr. Soll currently serves on the boards of Nationwide Children’s Hospital, Claremont McKenna College, Columbus Downtown Development Corporation/Capitol South, The RiverSouth Authority, The Robert F. Wolfe & Edgar T. Wolfe Foundation and the Wexner Center for the Arts and previously served on the boards of Alliance Data Systems Corporation and The Columbus Foundation. He is a member of the State Bar of California. In June 2023, Mr. Soll was appointed as the Company’s Lead Independent Director.

Committee Membership: Executive

			2022

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since

Mr. Soll has more than 30 years of experience providing counsel to executive officers and boards of directors of public companies and government and non-government organizations. Mr. Soll provides the Board with significant public company, risk management, corporate governance, strategic planning and legal and regulatory experience and expertise.

Norman L. Traeger*	85	Founder of Varsity House, a provider of printed sportswear, in 1961, United Skates of America, a chain of family fun centers, in 1971 and The Discovery Group, a venture capital firm, in 1983. Mr. Traeger currently owns and manages industrial, commercial and office real estate. He currently serves as a director of The Discovery Group. Committee Membership: Audit; Compensation; Nominating and Governance (Chairman)	1997

Mr. Traeger’s diverse background as a business owner and operator, venture capitalist and real estate developer provides the Board with significant experience in sales, marketing, strategic planning and capital formation, as well as entrepreneurial, real estate and operational expertise.

Director Nominees – Term to Expire at 2027 Annual Meeting of Shareholders

Michael P. Glimcher*	57

Principal of Glimcher Legacy, a non-retail real estate firm, since January 2025. Mr. Glimcher served as Managing Director and CEO, Retail Strategies of BGO, a leading global real estate investment management advisory firm and provider of real estate services and as President, CEO and Director of IREIT by BGO, a real estate investment trust focused on industrial warehouse and logistics properties, from June 2022 until December 2024. Mr. Glimcher previously served as Chairman, President and Chief Executive Officer of Donahue Schriber Realty Group, a private real estate investment trust, from November 2020 until its sale in March 2022. Mr. Glimcher served as Chief Executive Officer of Starwood Retail Partners, LLC, a developer and operator of retail malls and shopping centers, from September 2017 until October 2020; Principal of Glimcher Legacy from June 2016 until September 2017; Vice Chairman and Chief Executive Officer of WP Glimcher, a publicly-traded real estate investment trust formed through the merger of Washington Prime Group, Inc. and Glimcher Realty Trust, from January 2015 until June 2016; Chairman of Glimcher Realty Trust, a publicly-traded real estate investment trust, from September 2007 until January 2015; and Chief Executive Officer of Glimcher Realty Trust from January 2005 until January 2015. Mr. Glimcher is a member and past Trustee of Innovating Commerce Serving Communities and also a member of the Institute for Portfolio Alternatives and the Alternative & Direct Investment Securities Association.

Committee Membership: Audit (Chairman); Compensation; Nominating and Governance

			2013

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since

As a former Managing Director and CEO of a global real estate investment management advisory firm and President and CEO of a real estate investment trust, and as a former Chairman, President and Chief Executive Officer of a private real estate investment trust specializing in development, acquisition, leasing, marketing and asset management in the western United States, Mr. Glimcher brings the Board management/leadership, public company, risk management, corporate governance, real estate development, investment and construction experience.

Elizabeth K. Ingram*	54	Chair of the Board of Directors of White Castle System, Inc., a restaurant chain with approximately 350 locations and a manufacturing business that sells products to retailers in all 50 states, since 2021, and Chief Executive Officer of White Castle System, Inc. since 2016. Ms. Ingram currently serves as the Chair of the Board of Directors of OhioHealth and as a trustee of the Governing Committee of The Columbus Foundation. Committee Membership: Compensation; Nominating and Governance	2019

As the Chair of the Board and Chief Executive Officer of a restaurant chain and manufacturing business with extensive operations across the United States, Ms. Ingram provides the Board with diverse and valuable experience in numerous areas, including management/leadership, risk management, sales, marketing, customer service and strategic planning.

Kumi D. Walker*	47

Founder and managing partner of Embedded Services, a business consulting services provider. Mr. Walker served as the Chief Business Development & Strategy Officer of Root Insurance, Inc., a publicly-traded technology company which offers personal automobile insurance, from January 2018 until October 2021 and as General Manager of Live Video and Global Head of Platform Business Development for Twitter, a publicly-traded social networking service, from 2014 until January 2018. He currently serves on the Board of Directors of Equipt Women and ORLI Foundation and the Board of Trustees of the Central Ohio Transit Authority.

Committee Membership: Nominating and Governance

			2020

As an experienced c-level technologist, advisor and investor and the former Chief Business Development & Strategy Officer of a publicly-traded company, Mr. Walker provides the Board with management/leadership, technology, interactive marketing, advertising, business development and strategic planning experience.

*	Independent director under the NYSE Rules.

INFORMATION REGARDING THE BOARD, ITS COMMITTEES AND CORPORATE GOVERNANCE

Qualifications and Nomination of Directors

The Nominating and Governance Committee of the Board is responsible for providing oversight on the broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board. The Board, taking into account the recommendations of the Nominating and Governance Committee, selects the nominees for election as directors at the annual meeting of shareholders.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee considers those factors it deems appropriate, in light of the then-current needs of the Board, including: independence; judgment; character, ethics and integrity; diversity; and business or other relevant experience, skills and knowledge useful to the oversight of the Company’s business, including experience with businesses and organizations of comparable size or scope, experience as an executive of, or advisor to, a publicly traded or private company, experience, skills and knowledge relative to other directors, and specialized experience, skills or knowledge. The Nominating and Governance Committee does, however, believe that all directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to the Board and no conflict of interest that would interfere with performance.

The Nominating and Governance Committee at least annually reviews the composition of the Board. The Nominating and Governance Committee believes that diversity is an important attribute of a well-functioning board and considers diversity of gender, race, ethnicity, education, experience, viewpoints, backgrounds and skills when identifying director nominees. The Nominating and Governance Committee does not, however, assign a specific weight to any particular factor and, depending upon the then-current needs of the Board, may weigh certain factors more or less heavily. The Board and the Nominating and Governance Committee are committed to using refreshment opportunities to consider gender and racially/ethnically diverse director candidates. To reflect and implement our commitment, in February 2021, the Board adopted a policy (which is set forth in the Nominating and Governance Committee Charter) that requires the Nominating and Governance Committee to take reasonable steps to ensure that female and minority candidates are considered for the pool of candidates from which new director nominees are chosen. The Nominating and Governance Committee complied with this requirement in connection with the nomination of Yvette McGee Brown to serve as a director. The Nominating and Governance Committee assesses its effectiveness in achieving Board diversity when reviewing the composition of the Board. As part of its annual review of Board composition, the Nominating and Governance Committee also considers director tenure. The Nominating and Governance Committee recognizes the benefits of directors with longer tenures (including board stability, institutional knowledge and experience with the cyclical nature of the homebuilding industry) as well as the benefits of directors with shorter tenures (fresh perspectives and viewpoints) and seeks to find an appropriate balance.

Beyond the directors’ diverse backgrounds, skills, experience and expertise as described above in their respective biographical summaries, four of our nine continuing directors and director nominees (four of our seven non-employee continuing directors and director nominees) are female or racially diverse, three of our nine continuing directors and director nominees (three of our seven non-employee continuing directors and director nominees) are female and two of our nine continuing directors and director nominees (two of our seven non-employee continuing directors and director nominees) are racially diverse. Additionally, five of our continuing directors and director nominees have served on the Board for less than ten years and four of our continuing directors and director nominees have served more than 10 years.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by giving written notice of the recommendation to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment, as well as a description of the candidate’s qualifications, and a written statement from the candidate consenting to serve as a director, if so nominated and elected. In addition, shareholders who wish to nominate one or more persons for election as a director at the annual meeting of shareholders may do so, provided they comply with the nomination procedures set forth in our Regulations. To nominate one or more persons for election as a director at an annual meeting, our Regulations require that a shareholder give written notice of such shareholder’s intent to make such nomination(s) by personal delivery or by United States mail, postage pre-paid, to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary, not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting or, in the case of a special meeting, within seven days after the date the Company mails or otherwise gives notice of the date of the meeting). Such notice must set forth: (1) the name and address of the shareholder intending to make the nomination and the person(s) to be nominated; (2) a representation that the shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) is to be made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”) had the nominee been nominated, or intended to be nominated, by the Board; and (5) the consent of each nominee to serve as a director, if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Pursuant to its written charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. No such consultant or search firm has been used to date.

Director Independence

The Board has determined that seven of its nine current members (Friedrich K.M. Böhm, Michael P. Glimcher, Elizabeth K. Ingram, Nancy J. Kramer, Bruce A. Soll, Norman L. Traeger and Kumi D. Walker) and its new director nominee (Yvette McGee Brown) qualify as independent under the NYSE Rules. When determining whether a director or director nominee qualifies as independent, the Board, in accordance with the NYSE Rules, broadly considers all relevant facts and circumstances to determine whether the director or director nominee has any material relationship with the Company, either directly or indirectly (as a partner, shareholder or officer of an organization that has a relationship with the Company), other than serving as one of our directors.

Pursuant to our Corporate Governance Guidelines, each independent director is required to notify the Chairman of the Board, as soon as practicable, in the event the director’s circumstances change in a manner that may affect the Board’s evaluation of his or her independence.

Board Committees

During 2024, the Board had four standing committees: the Audit Committee; the Compensation Committee; the Nominating and Governance Committee; and the Executive Committee. In accordance with the applicable rules of the SEC (the “SEC Rules”) and the NYSE Rules, each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee has its own written charter, which is available on the Company’s website at www.mihomes.com under the “Investors” heading. Information on our website, including the committee charters, is not incorporated by reference in or otherwise considered a part of this Proxy Statement. Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee annually reviews and assesses the adequacy of its respective charter and recommends changes to the Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

Audit Committee. The primary purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the Company’s consolidated financial statements and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the Company’s independent registered public accounting firm’s qualifications, independence and performance; and (4) the performance of the Company’s internal audit function.

The Audit Committee charter sets forth the specific responsibilities and duties of the Audit Committee, which include:

•	reviewing and discussing the overall scope of the independent registered public accounting firm’s annual audit plans, including staffing, professional services, audit procedures and fees;

•	reviewing and discussing the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements;

•	reviewing and discussing the Company’s quarterly financial statements and annual audited financial statements and related disclosures;

•	discussing the assessments of the adequacy and effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting;

•	discussing the guidelines and policies used by management to govern the process by which risk assessment and risk management is undertaken, paying particular attention to financial risk exposures;

•	monitoring and reporting to the Board concerning the independence, qualifications and performance of the independent registered public accounting firm;

•	reviewing and pre-approving all audit services and permitted non-audit services to be performed for the Company or its subsidiaries;

•	reviewing the internal auditors’ annual audit plans and reviewing reports concerning the results of internal audits;

•	reviewing and discussing with the internal auditors their assessments of the Company’s risk management processes and system of internal control;

•	establishing procedures for the confidential submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

•	engaging the independent registered public accounting firm; and

•

reviewing any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent registered public accounting firm or the performance of the internal audit function.

Each member of the Audit Committee qualifies as independent and is financially literate under the applicable SEC Rules and NYSE Rules. The Board has determined that the Audit Committee’s Chairman, Michael P. Glimcher, qualifies as an audit committee financial expert as defined by applicable SEC Rules. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met eight times during 2024. The Audit Committee also met eight times during 2024 with the Company’s senior financial management, including the internal auditors, and the Company’s independent registered public accounting firm, and discussed the Company’s interim and fiscal year financial information prior to public release. The Audit Committee’s report relating to 2024 is set forth in “Audit Committee Matters—Audit Committee Report.”

Compensation Committee. The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to the compensation to be provided to the executive officers and directors of the Company.

The Compensation Committee charter sets forth the specific responsibilities and duties of the Compensation Committee, which include:

•	establishing the Company’s executive compensation philosophy, objectives and policies;

•	reviewing, approving and determining the amount and form of compensation for the executive officers;

•	reviewing and making recommendations to the Board regarding the amount and form of non-employee director compensation;

•	reviewing and making recommendations to the Board concerning, and administering, the Company’s cash incentive and equity-based compensation plans;

•	reviewing and discussing with the Board the Company’s organizational structure and plans for management succession;

•

reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and recommending to the Board whether to include such Compensation Discussion and Analysis section in the proxy statement;

•

reviewing and discussing with management the information required to be included in the proxy statement reflecting the relationship between executive compensation actually paid and the Company’s financial performance and recommending to the Board whether such disclosure should be included the proxy statement; and

•	preparing a report on executive officer compensation for inclusion in the proxy statement.

Additionally, the Compensation Committee is responsible for periodically reviewing the Company’s programs, policies, practices and strategies concerning human capital management and diversity, equity and inclusion.

Our human resources department supports the Compensation Committee, and the Compensation Committee from time-to-time delegates to the human resources department its authority to fulfill certain administrative functions. The Compensation Committee has the sole authority under its charter to retain, terminate and approve the fees and terms of retention of any compensation consultant, legal counsel or other advisor it deems necessary to assist in the performance of its duties, but only after taking into consideration all factors relevant to such consultant’s, counsel’s or advisor’s independence from management, including any factors specified in the NYSE Rules. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor that it retains.

Each member of the Compensation Committee qualifies as independent under the applicable NYSE Rules. The Compensation Committee met five times during 2024. The Compensation Committee’s report relating to 2024 is set forth in “Compensation Committee Report.” See “Compensation Discussion and Analysis” for more information concerning the activities of the Compensation Committee with respect to 2024, including the Compensation Committee’s engagement of Willis Towers Watson US LLC (“WTW”), an independent outside consulting firm, to assist the Compensation Committee in the design of the Company’s 2024 executive compensation program.

Nominating and Governance Committee. The primary purpose of the Nominating and Governance Committee is to assist the Board on the broad range of issues surrounding the composition and operation of the Board.

The Nominating and Governance Committee charter sets forth the specific responsibilities and duties of the Nominating and Governance Committee, which include:

•	identifying individuals qualified to become directors;

•	recommending to the Board director nominees for the next annual meeting of shareholders;

•	evaluating and making recommendations to the Board concerning the number, organization, functions and composition of Board committees;

•	reviewing our Corporate Governance Guidelines and recommending changes to the Board, as appropriate;

•	reviewing the Company’s policies and practices concerning corporate social responsibility, including environmental, social and governance (“ESG”) matters; and

•	leading the Board in an annual self-evaluation process.

Each member of the Nominating and Governance Committee qualifies as independent under the applicable NYSE Rules. The Nominating and Governance Committee met four times during 2024.

Executive Committee. When the Board is not in session, the Executive Committee may exercise those powers and carry out those duties of the Board which may lawfully be delegated by the Board. During 2024, the Executive Committee did not hold any formal meetings.

During 2024, the Board held four meetings, and each director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served (in each case, held during the period such director served).

Corporate Governance Guidelines

In accordance with NYSE Rules, the Board operates pursuant to written Corporate Governance Guidelines which are intended to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they comply with all applicable requirements. The Corporate Governance Guidelines are available on the Company’s website at

www.mihomes.com under the “Investors” heading. Information on our website, including the Corporate Governance Guidelines, is not incorporated by reference in or otherwise considered a part of this Proxy Statement.

Majority Voting Policy

Our Corporate Governance Guidelines include a majority voting policy that applies in uncontested elections of directors (i.e., an election of directors in which the number of nominees for director does not exceed the number of directors to be elected). Under this policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must tender his or her resignation as a director to the Board promptly following the certification of the election results. The Nominating and Governance Committee will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject the resignation. The Board will act on each tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, within 90 days following the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that they deem relevant or appropriate. The Board will promptly publicly disclose its decision whether to accept or reject such tendered resignation and, if rejected, the reasons for rejecting the tendered resignation.

Any director who tenders his or her resignation may not participate in the Nominating and Governance Committee recommendation or Board action regarding whether to accept or reject the tendered resignation. If a majority of the members of the Nominating and Governance Committee receives a majority withheld vote in the same election, then the Board will appoint a committee comprised solely of independent directors who did not receive a majority withheld vote in that election to consider each tendered resignation and recommend to the Board whether to accept or reject it.

If a director’s tendered resignation is rejected by the Board, the director will continue to serve for the remainder of his or her term and until his or her successor is duly elected and qualified or his or her earlier death, resignation or removal. If a director’s tendered resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the number of directors comprising the Board, in each case pursuant to the provisions of, and to the extent permitted by, our Regulations and applicable law.

Neither abstentions nor broker non-votes will be deemed votes “for” or “withheld” from a director’s election and will have no effect in determining whether a majority withheld vote has occurred.

Board Leadership Structure

The Company does not have a fixed policy regarding whether the offices of Chairman of the Board and Chief Executive Officer should be vested in the same person or two different people. The Board has determined that the combined role of Chairman and Chief Executive Officer, as supplemented by our Lead Independent Director (as discussed below), is the most effective leadership structure for us at the present time. The Board believes that our Chief Executive Officer is best qualified to serve as Chairman because, as the officer ultimately responsible for our operations and performance, he has an in-depth knowledge of our business, operations, risks and industry and is uniquely positioned to effectively identify and lead discussions concerning our strategic priorities. The Board further believes that the combined role promotes the development and execution of our business strategy, provides a clear leadership structure for our management team and facilitates the flow of information between management and the Board. In addition, the Board believes that our current Chief Executive Officer’s family relationship (he is the son of one of our founders) and more than 30 years of service with us in various roles spanning production, sales and land acquisition/disposition and development further qualify him to serve as Chairman.

Lead Independent Director. To supplement our leadership structure, the Board created a Lead Independent Director position, which has been held by Bruce A. Soll since May 2023. Mr. Soll’s extensive experience advising boards of directors and public companies and serving on boards of directors enable him to significantly contribute to the Board’s oversight of legal, operational and strategic risk. The Lead Independent Director serves at the discretion of, and is annually elected by, our independent directors. The Lead Independent Director has the following duties and responsibilities:

•	review with the Chairman and approve the agenda for meetings of the Board;

•	review with the Chairman and approve the schedule for meetings of the Board to ensure there is sufficient time for discussion of all agenda items;

•	review with the Chairman and approve information provided to the Board;

•	call executive sessions or meetings of the independent or non-management directors, as he or she deems necessary or appropriate, and preside at all such executive sessions or meetings;

•	preside at all meetings of the Board at which the Chairman is not present;

•	meet separately with the Chairman after executive sessions of the independent or non-management directors to review matters considered during such sessions;

•	serve as the liaison between the Chairman and the independent directors;

•	be available for consultation and direct communication with our shareholders and other stakeholders; and

•	perform such other duties as the Board may from time to time delegate.

The Lead Independent Director and the Board periodically review our Board leadership structure and retain the authority to modify the structure and design of our Board leadership structure, as and when they deem appropriate.

Board’s Role in Risk Oversight

The Board has oversight responsibility for our risk management program. Management is responsible for identifying and managing risk and reports to the Board (or the applicable committee) regarding the material risks that have been identified and the significant risks that are emerging, how those risks are being managed and strategies for mitigating those risks. While management reviews and manages risk on a company-wide basis, it focuses on four primary areas: (1) financial risk; (2) legal, compliance and regulatory risk; (3) cybersecurity risk; and (4) operational (including the risks to our business from climate change) and strategic risk (including risk related to management of our capital structure and balance sheet). The Board carries out its risk oversight responsibility directly and through its committees. The full Board directly oversees and reviews operational and strategic risk instead of allocating oversight for these risks to a Board committee as a result of the experience of various Board members in these areas that are not represented on any single committee. The Board receives regular reports from the committee chairs regarding risk oversight in the committees’ respective areas of responsibility. During 2024, the Board devoted particular attention to delays in opening new communities, elongated entitlement processes and the uncertain macroeconomic conditions in the broader U.S. economy, particularly the persistently high mortgage interest and inflation rates, that have pressured housing affordability, negatively impacted homebuyer sentiment and impacted the costs of financing land development activities and housing construction.

The Board directly oversees cybersecurity risks, which includes conducting an annual review of the Company’s cybersecurity risks, management’s actions to identify and detect threats, management’s action plans for response and recovery situations, and enhancements to the Company’s defenses and strategic cybersecurity roadmap. Our Chief Information Officer and his security management team possess primary responsibility for identifying, assessing, monitoring, and managing cybersecurity risks. Our Chief Information Officer also leads our Information Security Committee (a taskforce comprised of senior representatives from primary corporate functions, mortgage and title operations, IT infrastructure, IT security, and external security consultants), which is responsible for developing, updating, implementing and maintaining our cybersecurity strategy, policy, standards, architecture, and processes. The Company has integrated cybersecurity into its annual risk assessment process. This process identifies critical assets, assesses those assets for potential threats and vulnerabilities, prioritizes risks based on their impact and likelihood, assesses controls to ensure that they are appropriate to mitigate risks and allows us to identify any gaps that we need to focus on. These gaps are typically part of the Information Security Committee’s risk register. The Information Security Committee meets quarterly and continuously monitors and re-evaluates risks through its risk register. Our Chief Information Officer provides an annual report to the Board, and periodic reports to members of senior management, regarding existing and emerging cybersecurity risks and threats, the status of projects intended to strengthen our information security systems, and assessments of our information security program. Members of senior management are notified by our Information Security Committee if any cybersecurity incident leads to a breach or loss of any data, and are responsible for determining if such an incident is material and notifying the Board of the material incident and the impact that the incident has had, or is expected to have, on the Company’s reputation, results of operations, financial condition and business strategy. In addition, the Audit Committee receives quarterly cybersecurity updates, which include a review of new processes implemented to monitor cybersecurity risks and a summary of any recent threats and the Company’s response to those threats.

The Audit Committee oversees and reviews financial risk (including our internal controls) and legal, compliance and regulatory risk. In carrying out these responsibilities, the Audit Committee, among other things, meets with our independent registered public accounting firm (with and without management present) on a quarterly basis to discuss the firm’s review of our interim financial information and, after our fiscal year end, to discuss the firm’s audit of our annual consolidated financial statements and internal control over financial reporting. The Audit Committee also meets quarterly with our internal auditors and receives an annual risk assessment report from our internal auditors.

The Compensation Committee oversees and reviews risk related to our compensation practices. In connection with its oversight of our executive compensation program, the Compensation Committee reviews and evaluates whether our compensation policies and practices relating to our employees (as well as our executive officers) present a material risk to us. During its review and evaluation, the Compensation Committee focuses on whether any incentives may create excessive risk- taking by our employees (including our executive officers). Based on this review, the Compensation Committee has concluded that our compensation policies and practices for our employees (including our executive officers) do not create risks that are reasonably likely to have a material adverse effect on us. The Compensation Committee also discusses with its independent compensation consultant the risks presented by our compensation policies and practices.

The Nominating and Governance Committee oversees and reviews risk related to the composition and operation of our Board and its committees, including director independence, tenure, diversity and potential conflicts of interest, and risk related to ESG matters.

ESG Practices

The Nominating and Governance Committee is charged with periodically reviewing the Company’s policies and practices concerning corporate social responsibility, including environmental, social and governance matters. The Nominating and Governance Committee also reviews, evaluates and engages in discussions regarding the content of our Environmental, Social and Governance Reports. During 2024, our ESG working group (which we formed in 2020 and is comprised of certain members of our leadership team and other members from a cross section of the Company) continued to focus on advancing our ESG practices and reporting. Among other things, the ESG working group continued to evaluate the impact of our business on the environment and how our actions contribute to environmentally responsible sustainability (including through natural resource preservation, redevelopment and infill efforts and incorporation of energy efficient technology and building standards), the risks to our business from the environment and climate change, our human capital management policies and practices, our community engagement and our corporate governance practices.

In 2024, we published our fifth annual Environmental, Social and Governance Report which provides detailed information regarding our ESG policies, initiatives and strategies and includes certain quantifiable performance indicators for 2023. These performance indicators were based on the Sustainability Accounting Standards Board industry-specific standards. We believe the Environmental, Social and Governance Report demonstrates our commitment to integrate sustainable values into our company and business. A copy of the Environmental, Social and Governance Report is available on our website at www.mihomes.com under the “Investors” heading. Information on our website, including the Environmental, Social and Governance Report, is not incorporated by reference in or otherwise considered a part of this Proxy Statement.

Executive Sessions

In accordance with our Corporate Governance Guidelines and the NYSE Rules, our independent directors meet without management or the inside directors at every regularly scheduled Board meeting and at such other times as our Lead Independent Director or a majority of our independent directors deem necessary or appropriate. Our Lead Independent Director chairs each executive session and then meets with the Chairman to review matters considered during such sessions. During 2024, the independent directors held four executive sessions.

Attendance at Annual Shareholder Meetings

The Company does not have a formal policy with respect to attendance by our directors at our annual meetings of shareholders. However, directors are encouraged to attend, and the Board and its committees meet immediately following each annual meeting of shareholders. All of our directors attended the 2024 Annual Meeting of Shareholders except for Mr. Böhm.

Communications with the Board of Directors

The Board believes it is important for shareholders and other interested parties to have a process by which to communicate with the Board. Accordingly, shareholders and other interested parties who wish to communicate with the Board or a particular director or group of directors (including the non-management and independent directors) may do so by sending a letter to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder/Interested Party-Board Communication” or “Shareholder/Interested Party-Director Communication.” All such letters must identify the author as a shareholder or other interested party (indicating such interest) and clearly state whether the intended recipients are all members of the Board or certain specified directors. The Secretary will circulate such letters to the entire Board or the specified directors, as appropriate.

Code of Business Conduct and Ethics

The Company’s directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions) must comply with our Code of Business Conduct and Ethics, which meets the applicable SEC Rules and NYSE Rules. The Code of Business Conduct and Ethics is available on the Company’s website at www.mihomes.com under the “Investors” heading or by writing to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of the Code of Business Conduct and Ethics by posting such information on our website. Information on our website, including the Code of Business Conduct and Ethics, is not incorporated by reference in or otherwise considered a part of this Proxy Statement.

Review, Approval or Ratification of Related Person Transactions

All Related Person Transactions (as defined below) are subject to our written Related Person Transaction Policy. Under this policy, the Audit Committee is responsible for reviewing and approving (or ratifying) all Related Person Transactions.

The Audit Committee will approve (or ratify) a Related Person Transaction only if it determines that it is in the best interests of the Company. No director may participate in the consideration or approval (or ratification) of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is a Related Person. The Audit Committee may, from time to time, delegate its duties under the Related Person Transaction Policy to the Audit Committee Chairman.

To the extent practicable, all Related Person Transactions will be approved in advance. If advance approval is not practicable, or if a Related Person Transaction that has not been pre-approved is brought to the attention of the Audit Committee, the Audit Committee will promptly consider all of the relevant facts and circumstances in its ratification of the transaction. Our directors, executive officers and other members of management are responsible for bringing all proposed Related Person Transactions of which they have knowledge to the attention of the Audit Committee Chairman.

Under our policy, a “Related Person Transaction” is any transaction, arrangement or relationship in which the Company or any of our subsidiaries was or is to be a participant, the amount involved exceeds $120,000 and any Related Person had or will have a direct or indirect material interest. A “Related Person” is any person who is: (1) a director (or nominee for director) or executive officer of the Company; (2) to our knowledge, the beneficial owner of more than 5% of the Common Shares; or (3) any immediate family member of any of the foregoing persons.

During 2024 and the year-to-date period in 2025, all Related Person Transactions were approved in accordance with our Related Person Transaction Policy. In January 2023, the Company entered into a home purchase agreement with Joshua Schottenstein, the son of Robert H. Schottenstein (a director and executive officer of the Company), for the purchase of a home from the Company for $881,000. In April 2024, the Company closed the sale of this home to Joshua Schottenstein.

Proposal No. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to SEC Rules and our Board policy requiring an annual “say-on-pay” vote, we are asking our shareholders to approve the following non-binding resolution on the compensation of our executive officers identified in the Summary Compensation Table (the “Named Executive Officers”):

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and all related disclosures.

The “Compensation Discussion and Analysis” describes our executive compensation philosophy and objectives, our Named Executive Officers’ 2024 compensation and how and why the Compensation Committee determined the 2024 compensation. As described in the “Compensation Discussion and Analysis,” through a mix of (1) base salary, (2) annual cash performance bonus and (3) long-term equity awards, we seek to (a) attract and retain exceptional executives, (b) motivate our executives, (c) align the interests of our executives and our shareholders and (d) reward performance. We are committed to a pay-for-performance philosophy. As a result, the Compensation Committee generally designs our annual executive compensation program so that a significant portion of each Named Executive Officer’s compensation is at risk or variable and dependent upon our performance. We urge shareholders to read the “Compensation Discussion and Analysis” as well as the Summary Compensation Table and other related compensation tables.

This vote on our executive compensation program is advisory which means that it is not binding on us. However, the Compensation Committee values the opinions of our shareholders. If there is a significant vote against this proposal, the Committee will consider our shareholders’ concerns and evaluate what actions are necessary to address those concerns.

The affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions and broker non-votes will be counted for purposes of establishing a quorum and will have the same effect as a vote against this proposal.

Your Board of Directors unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

Proposal No. 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for 2024. Although action by our shareholders is not required with respect to this matter, we are seeking shareholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 as a matter of good corporate governance. A representative of Deloitte & Touche LLP will be present at the Annual Meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

The affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP. Abstentions will be counted for purposes of establishing a quorum and will have the same effect as a vote against the proposal. In the event that the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider (but may decide to maintain) its appointment of Deloitte & Touche LLP.

Your Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

EXECUTIVE OFFICERS AND CERTAIN KEY EMPLOYEES

The executive officers of the Company are Robert H. Schottenstein, Phillip G. Creek and Susan E. Krohne. The executive officers are elected by, and serve at the pleasure of, the Board. Biographical information with respect to Messrs. Schottenstein and Creek is set forth under “Board of Directors.” The following table sets forth biographical information with respect to Ms. Krohne and certain key employees of the Company:

Name	Age	Current Positions with Company/Business Experience	Year Started

Derek J. Klutch	61	Chief Executive Officer of M/I Financial since April 2019 and President of M/I Financial since November 2016.	1993

Susan E. Krohne	53	Senior Vice President, Chief Legal Officer and Secretary since June 2021. From 2003 until June 2021, Ms. Krohne served as Senior Vice President and Chief Legal Counsel of Pedcor Investments, a leading developer and manager of affordable housing.	2021

Fred J. Sikorski	70	Region President since 2006 currently overseeing our Fort Myers/Naples, Tampa, Orlando, Sarasota, Raleigh, Charlotte, Cincinnati and Columbus Divisions.	1998

Thomas W. Jacobs	59	Region President since 2016 currently overseeing our Austin, Dallas, Houston, San Antonio, Chicago, Minneapolis/St. Paul, Indianapolis, Detroit and Nashville Divisions. Prior to January 2016, Mr. Jacobs served in a regional role with Ryland Homes.	2016

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of March 19, 2025, the number and percentage of our outstanding Common Shares beneficially owned by (1) each person who, to the knowledge of the Company, beneficially owns more than five percent (5%) of the outstanding Common Shares, (2) each of the Company’s directors, nominees for director and Named Executive Officers and (3) all of the current directors and executive officers of the Company as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and dispositive power with respect to such Common Shares:

Name of Beneficial Owner	Number of Common Shares		Percent of Class

Friedrich K. M. Böhm	74,911	(1)	*

Phillip G. Creek	93,513	(1)	*

Michael P. Glimcher	35,497	(1)	*

Elizabeth K. Ingram	19,997	(1)	*

Nancy J. Kramer	28,997	(1)	*

Susan E. Krohne	9,829	(1)	*

Yvette McGee Brown	0		*

Robert H. Schottenstein	596,845	(1)(2)	2.2%

Bruce A. Soll	10,692	(1)(3)	*

Norman L. Traeger	58,054	(1)	*

Kumi D. Walker	11,997	(1)	*

All current directors and executive officers as a group (10 persons)	940,332		3.5%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	5,115,711	(4)	19.1%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	2,667,972	(5)	10.0%

State Street Corporation One Congress Street, Suite 1 Boston, MA 02114	1,431,083	(6)	5.3%
*	Less than 1.0% of the outstanding Common Shares

(1)

The amounts shown include 87,000, 9,000 and 88,000 Common Shares for Phillip G. Creek, Susan E. Krohne and Robert H. Schottenstein, respectively, which underlie currently exercisable stock options granted pursuant to the 2018 LTIP. The amounts shown also include 31,526 Common Shares held by each of Friedrich K.M. Böhm and Norman L. Traeger, 23,500 Common Shares held by Michael P. Glimcher, 17,000 Common Shares held by Nancy J. Kramer and 8,000 Common Shares held by Elizabeth K. Ingram, in each case, in the form of director stock units issued pursuant to the 2006 Director Plan, the 2009 LTIP or the 2018 LTIP. Under the terms of the 2006 Director Plan, the 2009 LTIP and the 2018 LTIP, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan in the form of director stock units, until such Common Shares are distributed pursuant to the terms of the plan. The amounts shown also include 10,375 Common Shares held by each of Friedrich K.M. Böhm, Michael P. Glimcher, Elizabeth K. Ingram, Nancy J. Kramer, Norman L. Traeger and Kumi D. Walker and 6,092 Common Shares held by Bruce A. Soll, in each case, in the form of vested director restricted stock units issued pursuant to the 2018 LTIP. In addition, the amounts shown include 1,622 Common Shares held by each of Friedrich K.M. Böhm, Michael P. Glimcher, Elizabeth K. Ingram, Nancy J. Kramer, Bruce A. Soll, Norman L. Traeger and Kumi D. Walker in the form of director restricted stock units issued pursuant to the 2018 LTIP which will vest on May 13, 2025, subject to the applicable director’s continued service on the Board on such date (except in certain circumstances). Under the terms of the 2018

LTIP, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan in the form of director restricted stock units, until such Common Shares are distributed pursuant to the terms of the plan.

(2)

The amount shown includes 94,983 Common Shares held of record by the Irving E. Schottenstein No. 2 GST Exempt Trust and 94,604 Common Shares held of record by the Irving E. Schottenstein No. 2 GST Nonexempt Trust. Robert H. Schottenstein is the sole trustee and sole beneficiary of these trusts and has sole voting and dispositive power with respect to the Common Shares held by these trusts. The amount shown also includes 10,000 Common Shares owned by Mr. Schottenstein’s spouse, as to which Mr. Schottenstein disclaims beneficial ownership, and 309,258 Common Shares directly owned by Mr. Schottenstein.

(3)

The amounts shown include 2,978 Common Shares held by Bruce A. Soll under the terms of the Director Deferred Compensation Plan. Under the terms of the Director Deferred Compensation Plan, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan, until such Common Shares are distributed pursuant to the terms of the plan.

(4)

Based on information set forth in a Schedule 13G/A filed on February 5, 2025 by BlackRock, Inc., on behalf of its subsidiaries BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd, reporting that BlackRock, Inc. has sole voting power with respect to 4,968,880 of such Common Shares and sole dispositive power with respect to all of such Common Shares. According to such Schedule 13G/A, the interest of iShares Core S&P Small-Cap ETF in the Common Shares is more than five percent of the outstanding Common Shares.

(5)

Based on information set forth in a Schedule 13G/A filed on November 12, 2024 by The Vanguard Group reporting that The Vanguard Group has shared voting power with respect to 28,497 of such Common Shares, sole dispositive power with respect to 2,607,123 of such Common Shares and shared dispositive power with respect to 60,849 of such Common Shares.

(6)

Based on information set forth in a Schedule 13G filed on October 16, 2024 by State Street Corporation, on behalf of its subsidiaries SSGA Funds Management, Inc., State Street Global Advisors Asia Limited, State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited and State Street Global Advisors, Ltd., reporting that State Street Corporation has shared voting power with respect to 1,313,966 of such Common Shares and shared dispositive power with respect to all of such Common Shares.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and objectives, our Named Executive Officers’ 2024 compensation and how and why the Compensation Committee (the “Committee”) determined that compensation. Our Named Executive Officers for 2024 are:

•	Robert H. Schottenstein, Chairman, Chief Executive Officer and President;

•	Phillip G. Creek, Executive Vice President and Chief Financial Officer; and

•	Susan E. Krohne, Senior Vice President, Chief Legal Officer and Secretary.

Executive Summary

Compensation Objectives. Through a mix of (1) base salary, (2) annual cash performance bonus and (3) long-term equity awards, the Committee seeks to (a) attract and retain exceptional executives, (b) motivate our executives, (c) align the interests of our executives and our shareholders and (d) reward performance.

2024 Goals. In 2023, we achieved our second-highest revenue, income before income taxes and net income in Company history as housing market conditions stabilized during 2023 compared to the second half of 2022, with interest rates leveling off late in 2023. Despite these strong results in 2023, future housing demand remained subject to uncertainty entering 2024 due to various macroeconomic conditions, including labor and material costs and availability, interest rates, inflation and the economic concerns of potential homebuyers. Given the uncertain demand for new homes entering 2024 and our confidence in our position in our markets, we established the following principal goals for 2024: (1) continue achieving strong profitability; (2) increase the number of homes we sell and close in 2024 and position the Company for even stronger results in 2025; (3) manage our leverage and overhead spend; (4) maintain our high customer service, quality and home readiness scores; and (5) continue to focus on diversity as a key initiative across our company. A summary of the highlights of our performance in 2024 is set forth in “—2024 Performance.”

2024 Executive Compensation Program. Since 2012, our principal financial goal has been to maximize our profitability, and we designed our executive compensation program in a manner intended to achieve this goal. Given the stabilization of housing market conditions in 2023, the Committee remained focused on continuing to achieve strong profitability when it established our 2024 executive compensation program. The Committee designed our 2024 executive compensation program in a manner substantially similar to our 2023 program with the primary changes noted below.

•

Base Salary. Mr. Schottenstein’s annual base salary increased by $100,000 in 2024 based on our corporate performance and the base salaries of similarly-situated executives in our Peer Group. The annual base salary for Mr. Creek in 2024 remained at its 2023 level. Ms. Krohne’s annual base salary increased by $25,000 in 2024 based on her individual performance in 2023, the scope of her responsibilities and the base salaries of similarly-situated executives in our Peer Group.

•

Annual Cash Performance Bonus. In 2024, each Named Executive Officer was eligible to earn an annual cash performance bonus based on our pre-tax income from operations, excluding extraordinary items (“Adjusted Pre-Tax Income”). Under the 2024 annual cash performance bonus program and similar to the 2023 program, Mr. Schottenstein, Mr. Creek and Ms. Krohne were eligible to receive a bonus of up to 412%, 275% and 132%, respectively, of their base salaries in 2024. The Committee increased the maximum potential performance bonus for Mr. Schottenstein from 375% of his base salary in 2023 to 412% of his base salary in 2024 to further incentivize his performance and more closely align his maximum annual cash performance bonus opportunity with the opportunities of similarly-situated executives in our Peer Group. The

Committee increased the target and maximum levels of Adjusted Pre-Tax Income under our 2024 annual cash performance program from $300 million and $450 million, respectively, in 2023 to $610 million and $650 million, respectively, in 2024. In 2024, we achieved Adjusted Pre-Tax Income of $743 million. As a result, Mr. Schottenstein, Mr. Creek and Ms. Krohne earned performance bonuses of $4,537,500, $2,062,500 and $627,000, respectively, which, in each case, represented his or her maximum performance bonus opportunity.

•

Discretionary Cash Bonus. The Committee awarded Mr. Creek a discretionary cash bonus in the amount of $250,000 in recognition of his instrumental contributions to the Company’s record performance and achievement of its principal goals in 2024.

•

Long-Term Equity-Based Compensation. In 2024, the Committee awarded Mr. Schottenstein, Mr. Creek and Ms. Krohne 24,065, 12,032 and 3,609 restricted share units (“RSUs”), respectively. These RSUs replace the stock options that the Committee awarded to the Named Executive Officers in previous years. The Committee replaced stock options with RSUs to more closely align the equity-based compensation we award with the equity-based compensation awarded by the members of our Peer Group and enhance the retention value of the equity-based compensation we award. The aggregate grant date fair value of the RSUs awarded to the Named Executive Officers in 2024 was approximately the same as the aggregate grant date fair value of the stock options awarded to them in 2023. In 2024, the Committee also awarded Messrs. Schottenstein and Creek a target number of performance share units (“PSUs”) with the underlying Common Shares having a respective aggregate market value on the date of grant of approximately $2,000,000 and $600,000. In the case of Mr. Schottenstein, the Committee increased the aggregate grant date market value of the Common Shares underlying his target 2024 PSU award by $1,000,000 to bring his total compensation closer to the median total compensation of similarly-situated executives in our Peer Group and to increase the percentage of his total compensation that is performance-based. In the case of Mr. Creek, the aggregate grant date market value of the Common Shares underlying his target 2024 PSU award was approximately the same as the aggregate grant date market value of the Common Shares underlying the target number of PSUs awarded to him in 2023.

2024 Performance. We achieved record results on numerous fronts in 2024 despite the headwinds the housing industry faced throughout the year, including elevated mortgage interest rates, inflationary pressures, affordability issues and an uncertain economy. Highlights of our 2024 performance include:

•	New Contracts. New contracts increased 8% to 8,584;

•	Revenue. Revenue increased 12% to $4.5 billion, an all-time record for the Company;

•	Net Income. Net income increased 21% to $564 million, an all-time record for the Company;

•	Diluted Earnings Per Share. Diluted earnings per share increased 22% to $19.71 per share;

•	Homes Delivered. Homes delivered increased 12%, to 9,055 an all-time record for the Company;

•	Backlog. At December 31, 2024, backlog units decreased 16% to 2,531, backlog sales value decreased 11% to $1.4 billion, and the average sales price in backlog increased 5% to $553,000;

•	Average Sales Price. The average sales price of homes delivered remained $483,000;

•	Balance Sheet. Shareholders’ equity at December 31, 2024 increased 17% to $2.9 billion, an all-time record for the Company; and

•	Land Position. We invested $1.1 billion in land acquisitions and development and our controlled lots increased to 52,156.

Our new contracts for 2024 increased 8% compared to 2023 as we experienced improvements in homebuyer demand as a result of the limited supply of resale and new home inventory, potential homebuyers adjusting to the interest rate environment, and our offering of interest rate buydowns in the second half of the year. We also had strong cash flow and liquidity in 2024 and ended the year with low leverage. In addition, we improved construction cycle times in 2024, which helped us achieve a record annual gross margin of 26.6%. Further, our diversity committee (which includes certain members of our executive team and senior leaders from throughout the Company) continued to focus on establishing and communicating the guiding principles of our diversity program as well as developing strategies to advance these principles, including training programs and recruiting practices.

2024 Advisory Vote on Executive Compensation

We have a long history of shareholder support for our executive compensation program. Since we first asked our shareholders to approve our executive compensation in 2011, our annual “say-on-pay” vote has received an average of approximately 95% support from our shareholders.

At our 2024 Annual Meeting of Shareholders, our shareholders approved the compensation of our Named Executive Officers, with approximately 91% of the votes cast in favor of our “say-on-pay” resolution. The Committee views our 2024 (as well as our historical) “say-on-pay” results as an affirmation of our executive pay practices. The Committee considered the results of the 2024 “say-on-pay” vote as part of its 2025 review of our executive compensation program and, based on the level of shareholder support, did not make any changes to our 2025 executive compensation program as a result of the 2024 vote.

Compensation Philosophy and Objectives

We design our executive compensation program to promote the following philosophy and objectives:

•	Attract and Retain. Compensation should be competitive with the compensation programs of our Peer Group to ensure that we attract and retain exceptional executives.

•	Motivate. Compensation should motivate our executives to perform at the highest level and achieve our financial and strategic goals without encouraging excessive risk-taking.

•	Align Interests. Compensation should align the interests of our executives and our shareholders with the goal of creating long-term shareholder value.

•

Reward Performance. Compensation should depend on, and reward executives on the basis of, individual and Company short- and long-term performance and thereby foster a pay-for-performance culture. As a result, the Committee generally designs our annual executive compensation program so that a significant portion of each executive officer’s potential total compensation is at risk or variable and dependent on our performance (i.e., performance-based). The charts below set forth the percentage of each of Mr. Schottenstein’s, Mr. Creek’s and Ms. Krohne’s 2024 total compensation that was performance-based:

2024 TOTAL COMPENSATION

(from Summary Compensation Table)

Compensation Best Practices

We incorporate a number of best practices into our executive compensation program, including:

•	Independent Compensation Committee. The Committee is comprised solely of independent directors and has the exclusive authority to determine all elements of compensation.

•	Independent Compensation Consultant. The Committee engages an independent compensation consultant to advise on executive compensation matters.

•	Long-Term Vesting. All of our equity-based compensation awards have multi-year vesting periods (five years for stock options and three years for PSUs and RSUs).

•	No Repricing. Our equity compensation plans prohibit repricing stock options without shareholder approval.

•	No Dividends on Unvested Equity Awards. We only pay dividends or dividend equivalents on equity awards when they vest.

•	No Employment Agreements. We do not have an employment agreement with any of our executives.

•	No Pension or Special Retirement Plans. We do not maintain a defined benefit pension plan or any special retirement plans.

•	No Hedging or Pledging. Our Insider Trading Policy prohibits our executives from hedging, pledging or trading in derivatives of our Common Shares.

•

Double Trigger. The change in control agreements that we maintain with Messrs. Schottenstein and Creek will not provide them with cash severance unless both a change in control and a qualifying termination of employment occur.

Role of Executive Officers

At the Committee’s request, our Chief Executive Officer, with the assistance of other members of management, made initial recommendations to the Committee regarding the 2024 executive compensation program. Also at the Committee’s request, the Chief Executive Officer and certain of such other members of management attended the Committee meetings related to the 2024 executive compensation program. The Committee sought this input because of the Chief Executive Officer’s close working relationship with the other Named Executive Officers and to ensure that its decisions aligned with our financial and strategic goals. While the Committee considers this input, it has the exclusive authority to determine all elements of executive compensation and makes all final decisions relating to our executive compensation program.

Role of Independent Compensation Consultant

The Committee engaged WTW to serve as its independent compensation consultant in 2024. WTW’s engagement focused on reviewing: (1) our executive compensation program as a whole, each principal component, the mix of compensation and the competitiveness of such compensation relative to our Peer Group; (2) the dilution and overhang of our equity grants; and (3) our non-employee director compensation program as a whole, each principal component and the competitiveness of such compensation relative to our Peer Group. At the Committee’s request, WTW discussed with management the recommendations that management planned to make to the Committee regarding 2024 compensation.

The fees paid to WTW for executive compensation consulting services in 2024 totaled $112,000. In addition, our management retained WTW and its subsidiaries to provide insurance brokering services, and in 2024 we paid $246,000 to WTW for such other services. The Committee assessed the independence of WTW and concluded that its work for us did not raise any conflict of interest.

Setting Executive Compensation

In the first quarter of each year, the Committee evaluates the executive officers’ performance, determines whether we achieved the performance goals applicable to their annual cash performance bonuses for the prior year and determines whether the PSUs for the recently completed three-year performance period vested. In the first quarter, the Committee also establishes the executive compensation program for the current year.

During the course of establishing the 2024 executive compensation program, the Committee reviewed:

•	our 2024 financial and strategic goals;

•	management’s recommendations for the 2024 executive compensation program;

•

a report summarizing (1) our financial performance, total shareholder return and year-end share price for each of the preceding four fiscal years, (2) the annual cash performance bonuses paid during that same period and (3) the stock options granted to our executive officers as a group and Company-wide during the preceding three fiscal years;

•

a report setting forth (1) the number of stock options granted during each of the preceding four fiscal years on a Company-wide basis and to each then-current 2018 LTIP participant (including our executive officers), (2) management’s proposed RSU grants for 2024, (3) our estimated run rate for 2024 and estimated three-year average run rate for 2022-2024 and (4) the number of Common Shares that remained available under the 2018 LTIP;

•

tally sheets setting forth for each executive officer the (1) dollar value of each component of compensation and total compensation for 2023 and, on an estimated basis, for 2024, (2) realizable value (i.e., the difference between the then-current market price of our Common Shares on the NYSE and the exercise price) of all outstanding stock options (on an exercisable and unexercisable basis), (3) estimated fair value of all outstanding PSUs (assuming achievement of the target performance levels for the PSUs awarded in 2022 and 2023 and based on estimated actual results for the PSUs awarded in 2021) and (4) potential payments upon a change in control;

•	the individual performance of each executive officer; and

•

a report prepared by WTW analyzing, among other things: (1) our executive compensation program as a whole, each principal component, the mix of compensation and the competitiveness of such compensation relative to the peer group of publicly-traded homebuilders set forth below (the “Peer Group”); and (2) the dilution and overhang of our equity grants. The Peer Group consisted of the following companies:

Beazer Homes USA, Inc.	Meritage Homes Corporation

Century Communities, Inc.	NVR, Inc.

D.R. Horton, Inc.	PulteGroup, Inc.

Hovnanian Enterprises, Inc.	Taylor Morrison Home Corporation

KB Home	Toll Brothers, Inc.

Lennar Corporation	Tri-Pointe Group, Inc.

LGI Homes, Inc.

The Committee, with input from management and WTW, selected our Peer Group. The Committee selected these companies, which are all engaged in high production homebuilding as their primary business, because they are generally our principal competitors for personnel, customers, land and investment. In 2024, M.D.C. Holdings, Inc. was removed from our Peer Group following its acquisition by Sekisui House.

The Committee utilized the Peer Group data to understand the current compensation practices and levels of our competitors and ensure that our executive compensation was generally consistent and competitive with the components, forms and amounts of compensation paid by our competitors (i.e., reasonable on a relative basis). The Committee did not benchmark our compensation, or any component thereof, to a specific percentile within our Peer Group. Instead, the Committee used the Peer Group data as a point of reference and one of several factors in setting executive compensation. The compensation paid by the Company to its executives may exceed or be less than the amounts reflected in the Peer Group data.

The Committee also takes into account that the homebuilding industry is highly competitive and cyclical and Messrs. Schottenstein and Creek have considerable tenure with us, experience in both up and down homebuilding cycles and delivered strong results during their tenure. The Committee believes that this continuity of management and experience is valuable—especially in light of the continued uncertainty impacting the homebuilding industry and the general economy.

2024 Executive Compensation

For 2024, the principal components of our executive compensation program were:

•	base salary;

•	annual cash performance bonus and, in the case of Mr. Creek, a discretionary cash bonus; and

•	long-term equity-based compensation in the form of (1) RSUs and (2) in the case of Messrs. Schottenstein and Creek, PSUs.

The Committee believes that a mix of cash and equity-based compensation and short- and long-term compensation is necessary to strike an appropriate balance between short- and long-term financial and strategic goals, discourage excessive risk taking, align the interests of our executives and our shareholders and ensure our shareholders do not experience undue dilution. We do not have a pre-established formula or target for the mix between cash and equity-based compensation or short- and long-term compensation. The Committee subjectively determines the mix based on input from its compensation consultant, the Peer Group data, Company performance, individual performance, experience and responsibilities, short- and long-term financial and strategic goals, conditions in our industry and the general economy and our past practices.

Base Salary

Base salary is the only fixed component of compensation. As such, we intend for base salary to provide a competitive, stable level of compensation so that executives do not feel pressured to take unnecessary or excessive risks or overly focus on the price of our Common Shares. The Committee annually reviews and subjectively determines each Named Executive Officer’s base salary.

When determining the Named Executive Officers’ 2024 base salaries, the Committee considered:

•	the base salaries of similarly-positioned executives in our Peer Group;

•	individual and Company performance in 2023;

•	the executive’s scope of responsibility, experience and tenure;

•	input from WTW; and

•	homebuilding and general economic conditions.

The Committee did not assign a specific weighting to any of these factors.

Based on this review, the Committee increased Mr. Schottenstein’s base salary from $1,000,000 to $1,100,000, maintained Mr. Creek’s base salary at 750,000 and increased Ms. Krohne’s base salary from $450,000 to $475,000. The Committee increased Mr. Schottenstein’s base salary from $1,000,000 to $1,100,000 based on our corporate performance and the base salaries of similarly-situated executives in our Peer Group. The Committee determined that, while Mr. Creek performed well in 2023, no changes were necessary to his base salary to achieve our compensation objectives. The Committee increased Ms. Krohne’s base salary from $450,000 to $475,000 based on her individual performance in 2023, the scope of her responsibilities and the base salaries of similarly-situated executives in our Peer Group.

Annual Cash Performance Bonus

The annual cash performance bonus is designed to motivate our Named Executive Officers and reward them based on our achievement of one or more pre-determined, objective performance goals that directly relate to our financial and strategic goals for the year. The annual cash performance bonus opportunity generally represents the most significant portion of each Named Executive Officer’s potential total compensation. The Committee believes the bonus fosters a pay-for-performance culture and accountability for our performance. The bonus was awarded pursuant to our 2009 Annual Incentive Plan, a cash-based incentive plan. Under this Plan, the Committee has the express authority to exercise negative discretion and reduce the amount paid to a participant with respect to an award.

During the first quarter of 2024, the Committee established the 2024 annual cash performance bonus program, including the performance goals and award formula that determine the amount of any bonus earned by our Named Executive Officers. The Committee subjectively established the 2024 performance goals and award formula based on:

•	our 2023 performance;

•	our 2024 budget and financial and strategic goals;

•	the annual bonus programs for similarly-positioned executives in our Peer Group;

•	homebuilding and general economic conditions;

•	our past practices; and

•	input from WTW.

The Committee did not assign a specific weighting to any of these factors.

The Committee selected Adjusted Pre-Tax Income as the sole performance goal for the 2024 annual cash performance bonus program based on several considerations. First, our principal financial goal for 2024 was to continue to achieve strong profitability (as measured by Adjusted Pre-Tax Income). Second, based on our historical performance of increasing our profitability each year from 2012 through 2022, our second-highest profitability in Company history in 2023 and the historical design of our annual cash performance bonus program, the Committee continued to believe that the Adjusted Pre-Tax Income metric was an effective driver of our financial and operational performance and incentivized our executives to pursue actions that create sustainable shareholder value. For each year since 2012, our principal financial goal has been to maximize our profitability (as measured by Adjusted Pre-Tax Income) and Adjusted Pre-Tax Income has been the sole performance goal for our annual cash performance bonus program. Third, the Committee noted that the Adjusted Pre-Tax Income metric focused our executives in a balanced manner on increasing revenue, expanding margins and controlling costs, provided a clear connection between pay and performance and was aligned with our operational goals. Fourth, WTW confirmed that the pre-tax income metric was the most commonly used metric in our Peer Group.

For 2024, the Committee (1) established threshold, target and maximum Adjusted Pre-Tax Income performance levels of $75 million, $610 million (which represented the estimated level of Adjusted Pre-Tax Income reflected in our annual strategic plan for 2024) and $650 million, respectively, (2) established maximum potential performance bonuses for Mr. Schottenstein, Mr. Creek and Ms. Krohne of 412%, 275% and 132%, respectively, of their respective 2024 base salaries and (3) designed the award formula so that each Named Executive Officer would earn approximately 31%, 100% and 113% of his or her target bonus opportunity at the threshold, target and maximum performance levels, respectively. This design was substantially the same as the design of the award formula for our 2023 annual cash performance bonus program, except that the Committee (a) increased the target and maximum levels of Adjusted Pre-Tax Income from $300 million and $450 million, respectively, in 2023 to $610 million and $650 million, respectively, in 2024 and (b) increased the maximum potential performance bonus for Mr. Schottenstein from 375% of his base salary in 2023 to 412% of his base salary in 2024 to further incentivize his performance and more closely align his maximum annual cash performance bonus opportunity with the opportunities of similarly-situated executives in our Peer Group.

As a result of these changes to the design of the award formula, the payout curve under the 2024 award formula required us to outperform 2023 at all points along the payout curve (except threshold). While the Committee was focused on driving profitability when it established the 2024 award formula in the first quarter of 2024 and recognized that conditions in the housing industry had stabilized in 2023 compared to the latter half of 2022, the Committee was also mindful, at that time, that 2023 was a very strong year for us (in which we achieved the second highest revenue, income before income taxes and net income in our history) that may not be representative of future years and that homebuyer demand was uncertain entering 2024 due to various macroeconomic conditions (including labor and material costs and availability, interest rates, inflation and the economic concerns of potential homebuyers). The Committee accounted for these competing considerations when setting the target and maximum performance levels at $610 million and $650 million, respectively, which represented increases of approximately 103% and 44%, respectively, above the target and maximum performance levels for 2023.

The Committee structured the payout curve under the 2024 award formula so that the amount earned for Adjusted Pre-Tax Income that (1) fell between the threshold performance level and the target performance level increased proportionately based on linear interpolation and (2) fell between the target performance level and the maximum performance level increased proportionately based on linear interpolation. To foster teamwork and cohesion, the Committee continued to align the payout opportunities for the Named Executive Officers so that each would earn the same percentage of his or her maximum performance bonus opportunity at all performance levels.

The following table sets forth the amount that each Named Executive Officer was eligible to earn based on our achievement of the threshold, target and maximum performance levels and the actual amount earned based on our 2024 performance:

Adjusted Pre-Tax Income Performance Goal(1)

Named Executive Officer	Amount Earned at Threshold(2)	Amount Earned at Target(2)	Amount Earned at Maximum(2)	Actual Amount Earned in 2024
Robert H. Schottenstein	$1,237,500	$4,001,250	$4,537,500	$4,537,500

Phillip G. Creek	$562,500	$1,818,750	$2,062,500	$2,062,500

Susan E. Krohne	$171,000	$552,900	$627,000	$627,000

(1)

Adjusted Pre-Tax Income means the Company’s pre-tax income from operations, excluding extraordinary items, such as asset impairments and certain other non-cash write-offs. For 2024, Adjusted Pre-Tax Income was equal to the sum of (a) income before income taxes and (b) asset impairment charges, as reflected in our audited consolidated financial statements included in our 2024 Form 10-K.

(2)

As discussed above, the amounts earned increase proportionately based on linear interpolation for performance between (a) the threshold performance level and the target performance level and (b) the target performance level and the maximum performance level.

In 2024, we achieved Adjusted Pre-Tax Income of $743 million. As a result, each of Mr. Schottenstein, Mr. Creek and Ms. Krohne earned his or her maximum performance bonus. After considering these results and our overall 2024 performance, the Committee believes that the 2024 bonus program was an effective driver of growth in our profitability.

Discretionary Cash Bonus

The Committee awarded Mr. Creek a discretionary cash bonus in the amount of $250,000 in recognition of his instrumental contributions to the Company’s record performance and achievement of its principal goals in 2024. Mr. Creek’s base salary, annual cash performance bonus opportunity and long-term equity-based compensation award grant date fair value remained substantially the same in 2024 as they were in 2023 and the Committee determined that Mr. Creek’s performance in 2024 warranted additional compensation given the Company’s achievement of all-time record revenue, homes delivered and income and its principal goals for 2024.

Equity-Based Compensation

Our equity-based compensation is designed to reward long-term performance, align the interests of our Named Executive Officers and our shareholders, promote retention and balance short-term financial goals with long-term operating decisions. To achieve these objectives, the Committee granted (1) RSUs and (2) PSUs in 2024.

2024 Awards. The Committee subjectively determined the number of RSUs and the target number of PSUs granted to the Named Executive Officers in 2024 based on:

•	our 2023 performance;

•	our 2024 budget and financial and strategic goals and long-term strategic plan;

•	individual performance and scope of responsibility;

•	the long-term equity-based compensation for similarly-positioned executives in our Peer Group;

•	the estimated expense, dilutive effect, and impact on our run rate;

•	the number and value of stock options and PSUs previously granted to each applicable Named Executive Officer; and

•	input from WTW.

The Committee did not assign a specific weighting to any of these factors.

RSUs. In February 2024, the Committee awarded Mr. Schottenstein, Mr. Creek and Ms. Krohne 24,065, 12,032 and 3,609 RSUs, respectively. The RSUs replace the stock options that the Committee awarded to the Named Executive Officers in previous years. The Committee replaced stock options with RSUs to more closely align the equity-based compensation we award with the equity-based compensation awarded by the members of our Peer Group and enhance the retention value of the equity-based compensation we award. Unlike stock options, RSUs retain some value even if the market price of our Common Shares subsequently drops below the market price on the date of grant. The aggregate grant date fair value of the RSUs awarded to Mr. Schottenstein, Mr. Creek and Ms. Krohne was approximately the same as the aggregate grant date fair value of the stock options awarded to them in 2023. All of the RSUs awarded in 2024 vest in one-third increments on the first three anniversaries of the date of grant, subject to the Named Executive Officer’s continued employment on the vesting date (except in certain circumstances) and will be settled in Common Shares. The Committee believes that the three-year vesting schedule focuses our Named Executive Officers on our long-term performance, is consistent with the nature of the homebuilding business (i.e., the business requires a relatively long time horizon before a financial benefit is realized), mitigates excessive risk taking in the short-term and serves as a retention tool (unvested RSUs are forfeited if an executive voluntarily terminates his or her employment). Any cash dividends declared and paid with respect to our Common Shares after the grant date of the RSUs will accrue and be added to the RSUs and will be paid in Common Shares upon the vesting of the RSUs.

PSUs. In February 2024, the Committee awarded Messrs. Schottenstein and Creek 16,043 and 4,813 target number of PSUs, respectively, with the underlying Common Shares having a respective aggregate market value on the grant date of approximately $2,000,000 and $600,000 (the “2024-2026 PSUs”). In the case of Mr. Schottenstein, the Committee increased the aggregate grant date market value of the Common Shares underlying his target 2024 PSU award by $1,000,000 to bring his total compensation closer to the median total compensation of similarly-situated executives in our Peer Group and to increase the percentage of his total compensation that is performance-based. In the case of Mr. Creek, the aggregate grant date market value of the Common Shares underlying his target 2024 PSU award was approximately the same as the aggregate grant date market value of the Common Shares underlying the target number of PSUs awarded to him in 2023. The Committee last increased the aggregate grant date market value of the Common Shares underlying the target number of PSUs annually awarded to Mr. Creek in 2020. The Committee determined to only award PSUs to executive officers at the Executive Vice President level and above in 2024.

The actual number of 2024-2026 PSUs that will vest and be earned (if any) by each applicable Named Executive Officer will be based (1) 80% on our cumulative annual Adjusted Pre-Tax Income (the “2024-2026 Adjusted Pre-Tax Income Performance Goal”) over the three-year performance period commencing on January 1, 2024 and ending on December 31, 2026 (the “2024-2026 Performance Period”) and (2) 20% on our relative total shareholder return compared to our Peer Group (the “2024-2026 Relative TSR Performance Goal”) over the 2024-2026 Performance Period, and on continued employment (except in certain circumstances). For each performance goal, the Committee established threshold, target and maximum performance levels and the 2024-2026 PSUs will vest, if at all, after completion of the 2024-2026 Performance Period, based upon our actual level of achievement of such performance goal, at the following percentage levels of the target number of 2024-2026 PSUs allocated to such performance goal:

Level of Achievement of Performance Goal(1)(2)	Percentage of Target 2024-2026 PSUs Vesting(1)

Below Threshold	0%

Threshold	50%

Target	100%

Maximum or Above	150%

(1)

The percentage of the target 2024-2026 PSUs that will vest and be earned for performance between (a) the threshold and target levels will increase proportionately based on linear interpolation from 50% to 100% based on our actual performance and (b) the target and maximum levels will increase proportionately based on linear interpolation from 100% to 150% based on our actual performance.

(2)	The same threshold, target and maximum performance levels for each performance goal apply to each applicable Named Executive Officer.

Additionally, the applicable Named Executive Officer must remain employed by us through the end of the 2024-2026 Performance Period for the 2024-2026 PSUs to vest and be earned, except in the case of termination due to death, disability or retirement or involuntary termination without cause by us. Any vested 2024-2026 PSUs will be settled on a one-for-one basis in Common Shares. Any 2024-2026 PSUs that do not vest will be forfeited. The 2024-2026 PSUs have no dividend or voting rights.

The Committee selected Adjusted Pre-Tax Income as the primary performance goal (weighted 80%) because this metric (1) is a key metric in our internal, long-term financial plan, (2) provides a balanced approach to focusing our executives on achieving our long-term objectives and maximizing performance and (3) is consistent with the long-term incentive plan practices of our Peer Group (nearly all of the companies in our Peer Group use some measure of profitability in their long-term incentive plan with the pre-tax income metric being the second most common). The Committee subjectively established the threshold, target and maximum performance levels after considering our projections and strategic plan for the 2024-2026 Performance Period and current and expected homebuilding and general economic conditions.

The target level approximates our projected cumulative annual Adjusted Pre-Tax Income for the 2024-2026 Performance Period. It was designed to be reasonably achievable and provide a meaningful opportunity for reward with strong performance. The maximum level was set at approximately 108% of the target level and was designed to incentivize and reward superior performance that exceeds our expectations. The threshold level was set at approximately 84% of the target level and was designed to mitigate the incentive for the executives to take unnecessary risks to achieve the target performance level by providing a reasonable vesting opportunity if our performance falls short of the target but meets a threshold level. The Committee was focused on driving long-term profitability and recognized that conditions in the housing industry has stabilized in 2023 compared to the latter half of 2022 when it established the terms of the 2024-2026 PSUs, provided that the Committee was also mindful, at that time, that 2023 was a very strong year for us (in which we achieved the second highest revenue, income before income taxes and net income in our history) that may not be representative of future years and that homebuyer demand was uncertain entering 2024 due to various macroeconomic conditions (including labor and material costs and availability, interest rates, inflation and the economic concerns of potential homebuyers).

The Committee selected relative total shareholder return as the secondary performance goal (weighted 20%) because this metric (1) further aligns the interests of our executives and our shareholders, (2) assesses performance relative to our Peer Group and thereby balances the emphasis on Company-based performance measures and (3) is consistent with the long-term incentive plan practices of our Peer Group (the majority of the companies in our Peer Group use the relative total shareholder return metric in their long-term incentive plan). Relative total shareholder return will be calculated based on changes in the market price of our Common Shares (plus dividends paid on the Common Shares (if any)) over the 2024-2026 Performance Period compared to each company in our Peer Group. Consistent with past practice, the Committee set the threshold, target and maximum performance levels at the 25th, 50th and 75th percentiles of the Peer Group, respectively.

Results/Payment for 2022-2024 PSUs. As described in our 2023 Proxy Statement, in February 2022, the Committee awarded Messrs. Schottenstein and Creek 21,012 and 12,607 target number of PSUs, respectively (the “2022-2024 PSUs”). Pursuant to the 2022-2024 PSUs, each such Named Executive Officer was entitled to a grant of our Common Shares ranging from 0% to 150% of his target number of 2022-2024 PSUs based (1) 80% on our cumulative annual Adjusted Pre-Tax Income over the three-year performance period commencing on January 1, 2022 and ending on December 31, 2024 (the “2022-2024 Performance Period”) and (2) 20% on our relative total shareholder return compared to our 2022-2024 PSU Peer Group over the 2022-2024 Performance Period, and on continued employment.

At the time of grant of the 2022-2024 PSUs, the Committee established threshold, target and maximum performance levels for each performance goal and the 2022-2024 PSUs vested after the completion of the 2022-2024 Performance Period based upon our actual level of achievement of such performance goal, at the following percentage levels of the target number of 2022-2024 PSUs allocated to such performance goal:

Level of Achievement of Performance Goal(1)(2)	Percentage of Target 2022-2024 PSUs Vesting(1)

Below Threshold	0%

Threshold	50%

Target	100%

Maximum or Above	150%

(1)

The percentage of the target 2022-2024 PSUs that vested and were earned for performance between (a) the threshold and target levels increased proportionately based on linear interpolation from 50% to 100% based on our actual performance and (b) the target and maximum levels increased proportionately based on linear interpolation from 100% to 150% based on our actual performance.

(2)	The same threshold, target and maximum performance levels for each performance goal applied to each applicable Named Executive Officer.

The following table sets forth the threshold, target and maximum performance levels for each performance goal for the 2022-2024 PSUs and our actual results with respect to such goals:

2022-2024 PSU Award Results

	Performance Level			Actual Performance
Performance Goal	Threshold	Target	Maximum
Adjusted Pre-Tax Income(1) (weighted 80%)	$1,275 million	$1,655 million	$1,725 million	$2,004 million
Relative TSR(2) (weighted 20%)	25%	50%	75%	100%

(1)

Adjusted Pre-Tax Income means the Company’s cumulative annual pre-tax income from operations, excluding extraordinary items, such as asset impairments and certain other non-cash write-offs, over the 2022-2024 Performance Period. For 2022, 2023 and 2024, Adjusted Pre-Tax Income was equal to the sum of (a) income before income taxes and (b) asset impairment charges, in each case as reflected in our audited consolidated financial statements included in our 2024 Form 10-K.

(2)

Relative TSR means the Company’s total shareholder return over the 2022-2024 Performance Period as compared to the total shareholder return of each company in our 2022-2024 Peer Group over the same period. Total shareholder return is calculated based on the change in the market price of the applicable company’s common shares (plus dividends paid on such shares (if any)) over the 2022-2024 Performance Period. The 2022-2024 Peer Group included the same companies that comprise our current Peer Group.

For the 2022-2024 Performance Period, (1) we achieved cumulative annual Adjusted Pre-Tax Income of $2,004 million and (2) our relative total shareholder return ranked in the 100th percentile of the 2022-2024 Peer Group. Based on these results, the Committee certified a vesting level of 150% of Messrs. Schottenstein’s and Creek’s respective target number of 2022-2024 PSUs and approved grants of 31,518 and 18,910 Common Shares to Messrs. Schottenstein and Creek, respectively.

Equity Grant Practices. The Committee grants all equity-based awards (including awards to our non-employee directors) pursuant to the 2018 LTIP. Except in the case of grants for new hires (which are generally made at the first Committee meeting following the hiring date), the Committee grants all equity-based awards at its first regularly scheduled Committee meeting of the year (typically in February). Our Board generally establishes the date of this meeting many months in advance, and the meeting follows our release of earnings for the prior year. We do not have any program, plan or practice to time the grant of equity-based awards with the release of material non-public information. All RSUs and PSUs are awarded at the closing price of our Common Shares on the NYSE on the date of grant (i.e., the date the Committee approves the grant).

Benefits and Perquisites

In 2024, we provided our Named Executive Officers with the following benefits and perquisites (in addition to those received by all employees generally). The Named Executive Officers, along with certain other members of management, receive a monthly automobile allowance (with the amount based on position). We believe this benefit provides qualifying management with a benefit of high perceived value at a relatively low cost. For security and efficiency reasons, we allow Messrs. Schottenstein and Creek to use our corporate airplane for personal use. The Committee reviews the extent of personal usage on a quarterly basis and retains the authority to discontinue such usage at any time. Messrs. Schottenstein and Creek were assessed income for all personal use of the plane in 2024 in accordance with the applicable Internal Revenue Service regulations. The amount shown in the Summary Compensation Table represents the incremental cost to the Company for their personal use of the plane.

Since 1997, we have also maintained (on the same terms without any material modification) a $1.0 million supplemental split-dollar life insurance policy for Mr. Creek. Under this arrangement, we have an obligation to pay a portion of the premium and he has an obligation to pay the balance. In addition to paying our portion of the premium, we pay his portion and reimburse him for the taxes he incurs as a result of our payment of his portion.

Payments in Connection with Termination of Employment or Change in Control

We do not have employment or severance agreements with any of our Named Executive Officers, other than the change in control agreements described below (the “CIC Agreements”). As a result, we are not obligated to pay any severance or other enhanced benefits to our Named Executive Officers upon termination of employment or a change in control, except, under certain circumstances, for the benefits provided under the CIC Agreements, our equity compensation plans and our annual performance bonus plan. The Committee believes these benefits help us attract and retain exceptional executives and, in the case of the CIC Agreements, align executive and shareholder interests by enabling the applicable executives to pursue business alternatives that maximize shareholder value without a concern for job security.

CIC Agreements. We are a party to a CIC Agreement with each of Messrs. Schottenstein and Creek. The CIC Agreements are identical in all respects, except for the amounts payable thereunder, and remain in effect for so long as we employ the applicable executive or until we mutually agree to terminate his CIC Agreement.

As previously reported, we entered into the CIC Agreements in 2008 with each of our then executive officers (including Messrs. Schottenstein and Creek). The Committee, at that time, determined that it was in our best interests to enter into the CIC Agreements based on several considerations, including to: (1) serve as a retention tool and ensure the executive officers pursue business alternatives that maximize shareholder value without a concern for job security; (2) focus the executive officers on leading our business through the then ongoing, severe recession in the homebuilding industry; and (3) ensure our compensation practices remained competitive. In connection with Ms. Krohne’s hiring in 2021, the Committee elected not to enter into a CIC Agreement with Ms. Krohne.

The CIC Agreements provide Messrs. Schottenstein and Creek with a level of financial protection only upon a loss of employment in connection with a change in control (i.e., a “double trigger”). Under the CIC Agreements, if (1) we terminate the applicable executive officer’s employment without cause within six months prior to, or twenty-four months after, a change in control or (2) the applicable executive officer terminates his employment for good reason within twenty-four months after a change in control, such executive officer will be entitled to:

•	a lump sum payment equal to the sum of:

•	a pre-determined multiple of his then-current annual base salary,

•	a pre-determined multiple of his average bonus earned during the five fiscal years immediately preceding the date of termination,

•

a prorated amount of the annual bonus (if any) which such executive officer is eligible to receive with respect to the fiscal year in which his employment is terminated, calculated based upon (1) the degree to which the performance goals applicable to his bonus have been achieved (on a prorated basis) through the last day of the month preceding his termination of employment and (2) the number of full calendar months that have elapsed during the fiscal year in which the termination occurs, and

•	any unused vacation; and

•	continued coverage (at no cost) in all of our programs that are subject to the benefit provisions of COBRA for up to a maximum of 24 months unless he obtains replacement coverage.

The pre-determined payment multiples are 2.99 for Mr. Schottenstein and 2 for Mr. Creek. These multiples were selected based primarily on a review of market data for our Peer Group.

Under the CIC Agreements, if the payments to be received by an executive officer constitute “excess parachute payments” under Section 280G of the Code, and are subject to excise tax under Section 4999 of the Code, such executive officer will be entitled to a gross-up payment in an amount necessary to ensure that he does not bear the cost of the excise tax, unless a cut-back by less than 10% of the total amount payable would make the excise tax inapplicable (in which case the amount payable to him will be reduced to the extent necessary to make the excise tax inapplicable). This modified gross-up provision was included to balance protecting the executives from any excise tax and limiting our exposure to the cost of a gross-up if the excise tax is triggered by a minimal amount.

2018 LTIP and 2009 LTIP. Under the 2018 LTIP (our current equity compensation plan) and the 2009 LTIP (our former equity compensation plan and under which awards remain outstanding) and the respective form of award agreement that applies to all outstanding stock options thereunder, if a participant’s employment is terminated for any reason other than death, disability, retirement or cause, his or her stock option privileges will be limited to the options then exercisable on the date of termination and expire unless exercised within 60 days after such date. In the case of termination due to death, disability or retirement, all options will become immediately exercisable and expire unless exercised by the applicable expiration date of the option. In the case of termination for cause, a participant will forfeit all of his or her options (whether or not exercisable). In the case of a change in control of the Company, the Committee may take such actions as it deems necessary or desirable with respect to outstanding stock options. However, if in connection with a change in control, the Committee elects to (1) cancel any option, the participant will be entitled to receive a cash payment equal to the excess, if any, of the value of the consideration to be paid in the change in control to holders of the same number of Common Shares as the number of Common Shares underlying the option being cancelled over the aggregate exercise price of the option being cancelled or (2) cause a substitute award to be issued with respect to any option, the substitute award must substantially preserve the value, rights and benefits of the option being substituted.

Pursuant to the 2018 LTIP (our only equity compensation plan under which PSUs remain outstanding) and the form of award agreement that applies to all outstanding PSUs thereunder, if a participant’s employment is terminated before the end of the performance period for any reason other than death, disability, retirement or involuntary termination by us without cause (i.e., termination by us for cause or voluntary termination by the participant), the participant will forfeit all of his or her PSUs. In the case of termination due to death or disability, the number of PSUs that would have vested had the participant remained employed through the end of the performance period (based on our actual performance as of the end of the performance period) will vest and be earned. In the case of termination due to retirement or involuntary termination by us without cause, a prorated portion of the PSUs that would have vested (based on our actual performance as of the end of the performance period) will vest and be earned. The prorated amount will be based on the full number of months that the participant remained employed during the performance period. In the case of a change in control of the Company, the Committee may take such actions as it deems necessary or desirable with respect to outstanding PSUs. However, if in connection with a change in control, the Committee elects to (1) cancel any PSU award, then the target number of PSUs subject to such award will vest and the participant will be entitled to receive a cash payment equal to the product of (a) the value of the consideration to be paid for each Common Share in connection with the change in control and (b) the number of vested PSUs or (2) cause a substitute award to be issued with respect to any PSUs, the substitute award must substantially preserve the value, rights and benefits of the PSUs being substituted.

Pursuant to the 2018 LTIP (our only equity compensation plan under which RSUs awarded to our Named Executive Officers remain outstanding) and the form of award agreement that applies to all outstanding

RSUs thereunder, if a participant’s employment is terminated before the vesting date applicable to RSUs for any reason other than death, disability or retirement, the participant will forfeit all unvested RSUs. In the case of termination due to death, disability or retirement, all unvested RSUs will vest on the date of the participant’s death, in the case of death, or on the date of the participant’s separation from service, in the case of disability or retirement. In the case of a change in control of the Company, all unvested RSUs will vest on the date of the change in control.

2009 Annual Incentive Plan and 2025 Annual Incentive Plan. Under our 2009 Annual Incentive Plan and 2025 Annual Incentive Plan, if a participant’s employment is terminated before the end of the performance period for any reason other than death, disability, retirement or involuntary termination by us without cause (i.e., termination by us for cause or voluntary termination by the participant), he or she will not be eligible to receive any compensation under the Plan for such performance period. In the case of termination due to death, disability, retirement or involuntary termination by us without cause, he or she will be eligible to receive a prorated portion (based on the number of whole calendar months that the participant was employed by us during the performance period) of the compensation that would have been payable (based on our actual performance as of the end of the performance period) if he or she had remained employed for the full performance period. If a participant’s employment is terminated after the end of a performance period but prior to the related payment date, he or she will be entitled to receive any compensation earned for such performance period, except in the event of a termination for cause, in which case he or she will not receive any compensation for such performance period. In the case of a change in control, each outstanding award under the 2009 Annual Incentive Plan will be deemed earned and payable at its “target” level.

For more information concerning the Named Executive Officers’ rights (including quantification of the amounts that would be payable) upon termination of employment or a change in control, see “Compensation of Executive Officers—Potential Payments Upon Termination of Employment or Change in Control.”

Deferred Compensation Plan
The Named Executive Officers may elect to defer payment of all or part of their annual cash performance bonus (if any) to a later date under our Executives’ Deferred Compensation Plan. The deferred amount is allocated to the executive’s deferred compensation account, where the deferred amount is converted into that number of whole phantom stock units determined by dividing the deferred amount by the closing price of our Common Shares on the NYSE on the date of such conversion (which is the same day the bonus is paid and the allocation is made). Each executive’s deferred compensation account is credited in an amount equal to any cash dividends paid on our Common Shares based on the phantom stock units then held by the executive. The amount so credited for dividends is also converted into phantom stock units. Subject to Section 409A of the Code, the phantom stock units held by an executive are distributed in the form of whole Common Shares (on a one-for-one basis) within 60 days of the earlier of the date specified by the executive in his or her deferral notice for the applicable plan year or the date his or her employment terminates for any reason other than retirement or, in certain cases, disability (in which case, the date set forth in his or her deferral notice applies), except that, in the event of a change in control, the phantom stock units are distributed in whole Common Shares within 60 days of the date of the change in control if an executive has so elected.
We make no contributions under the Executives’ Deferred Compensation Plan (matching or otherwise), and our obligations under the Plan are general unsecured obligations. The Committee believes that, by encouraging ownership of our Common Shares, the Plan further aligns the interests of our executives and our shareholders. None of the Named Executive Officers elected to defer any portion of his or her 2024 bonus. For more information concerning the Named Executive Officers’ participation in the Plan and their respective account balances thereunder as of December 31, 2024, see “Compensation of Executive Officers—Nonqualified Deferred Compensation.”
Share Ownership Guidelines
We do not require our executive officers to own a minimum number of our Common Shares. However, equity-based compensation is a significant percentage of their total compensation, and as of the Record Date, Mr. Schottenstein, Mr. Creek and Ms. Krohne beneficially owned 596,845, 93,513 and 9,829 Common Shares, respectively. For more information concerning the Named Executive Officers’ beneficial ownership of our Common Shares, see “Principal Shareholders.”
Executive Officer Clawback Policy
Consistent with the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Board approved an Executive Officer Clawback Policy effective October 2, 2023 (the “Clawback Policy”) to comply with the final rules promulgated by the SEC and NYSE in 2023. The Clawback Policy requires the Company to recover certain compensation received by covered executives during the applicable clawback period that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement under U.S. securities laws. The Clawback Policy provides for the mandatory recovery of compensation received by covered executives in excess of what would have been paid under the restated financial statements. The Clawback Policy applies to all current and former executive officers within a qualifying three-year look-back period.
Insider Trading Policy and Restrictions on Hedging and Pledging Transactions
The Company maintains a written Insider Trading Policy that governs purchases, sales and other dispositions of our securities by our officers (including our executive officers), directors and employees. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations as well as NYSE Rules. The Insider Trading Policy sets forth rules governing transactions in our securities and the handling of confidential information. The full text of our Insider Trading Policy was filed as Exhibit 19 to our 2024 Form 10-K. The Insider Trading Policy prohibits certain transactions which we believe create a heightened risk and/or the appearance of inappropriate conduct, including the purchase of financial instruments or other transactions that hedge or offset (or are designed to hedge or offset) a decrease in market value of our securities. Specifically, the Insider Trading Policy prohibits our officers, directors and employees from, among other things, (1) engaging in hedging or monetization transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, (2) buying or selling publicly traded-options, including put options, call options and other derivative securities, (3) engaging in short sales, (4) holding securities in a margin account and (5) pledging securities as collateral for a loan, in each case with respect to our securities. These prohibitions apply to securities acquired by an officer, director or employee as part of his or her compensation and securities otherwise held by him or her. The prohibitions also apply to the family members of an officer, director or employee (and any other persons) who reside in the officer’s, director’s or employee’s household as well as any family members whose transactions are directed by, or subject to the influence or control of, such officer, director or employee.

Looking Forward—2025 Compensation

After reviewing our executive compensation program and data provided by WTW, consulting with WTW and receiving input from our Chief Executive Officer and certain other members of management, in the first quarter of this year, the Committee established our 2025 executive compensation program. Set forth below is a summary of the principal components of the 2025 program.

Base Salary. The base salaries of Mr. Schottenstein, Mr. Creek and Ms. Krohne for 2025 will remain at $1,100,000, $750,000 and $475,000, respectively.

Annual Performance Bonus. Each Named Executive Officer is eligible to receive an annual cash performance bonus based on our Adjusted Pre-Tax Income in 2025. Under the 2025 annual cash performance bonus program and similar to the 2024 program, Mr. Schottenstein, Mr. Creek and Ms. Krohne are eligible to receive a maximum bonus of up to 412%, 275% and 165%, respectively, of their respective 2025 base salaries. As described above in “—2024 Executive Compensation—Annual Cash Performance Bonus,” these same percentages applied in 2024 (except in the case of Ms. Krohne with respect to whom the Committee increased the percentage of base salary from 132% in 2024 to 165% in 2025 to provide further incentive and more closely align her maximum annual cash performance bonus opportunity with the opportunities of similarly-situated executives in our Peer Group).

Equity-Based Compensation. In February 2025, the Committee awarded Mr. Schottenstein, Mr. Creek and Ms. Krohne 25,073, 12,537 and 3,761 RSUs, respectively. The RSUs will vest in one-third increments on the first three anniversaries of the date of grant, subject to the employee’s continued service on the vesting date (except in in certain circumstances) and will be settled in Common Shares. The aggregate grant date fair value of the RSUs awarded to Mr. Schottenstein, Mr. Creek and Ms. Krohne in 2025 was approximately the same as the aggregate grant date fair value of the RSUs awarded to them in 2024.

In February 2025, the Committee also awarded Messrs. Schottenstein and Creek a target number of PSUs, with the underlying Common Shares having a respective aggregate market value on the date of grant of approximately $2,000,000 and $600,000. The aggregate grant date market values of the Common Shares underlying the target 2025 PSU awards was approximately the same as the aggregate grant date market values of the Common Shares underlying the target number of PSUs awarded in 2024.

The PSUs awarded to Messrs. Schottenstein and Creek will vest and be earned, if at all, after the completion of the performance period, which is the three-year period commencing on January 1, 2025 and ending on December 31, 2027, based (1) 80% on our cumulative annual Adjusted Pre-Tax Income and (2) 20% on our relative total shareholder return compared to our Peer Group over the performance period, and on continued employment (except in certain circumstances). The actual number of PSUs that will vest and be earned by each of Messrs. Schottenstein and Creek may be increased by up to 50% (from the target number) if we achieve the maximum performance level for both of the performance goals and may be decreased to zero if we fail to achieve the threshold performance level for both of the performance goals. If we achieve the threshold performance level for both of the performance goals, 50% of each of Messrs. Schottenstein’s and Creek’s target number of PSUs will vest and be earned. The percentage of the target number of PSUs that will vest and be earned for performance between (1) the threshold and target levels will increase proportionately based on linear interpolation from 50% to 100% based on our actual performance and (2) the target and maximum levels will increase proportionately based on linear interpolation from 100% to 150% based on our actual performance. The same threshold, target and maximum performance levels apply to each of Messrs. Schottenstein and Creek. The vested PSUs will be settled on a one-for-one basis in whole Common Shares. The PSUs have no dividend or voting rights. Any portion of the PSUs that do not vest will be forfeited.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board (and the Board approved) that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2024 Form 10-K.

Compensation Committee:

Friedrich K.M. Böhm (Chairman)

Elizabeth K. Ingram

Michael P. Glimcher

Norman L. Traeger

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table for 2024

The following table summarizes the total compensation for the fiscal years ended December 31, 2024, 2023 and 2022 for the Company’s Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert H. Schottenstein	2024	1,100,000	—	4,960,938	—	4,537,500	345,196	10,943,634
Chairman, Chief Executive Officer	2023	1,000,000	—	1,019,472	2,960,400	3,850,000	378,723	9,208,595
and President	2022	1,000,000	—	1,012,231	1,954,800	3,850,000	390,442	8,207,473
Phillip G. Creek	2024	750,000	250,000	2,088,229	—	2,062,500	101,689	5,252,418
Executive Vice President, Chief	2023	750,000	—	611,672	1,603,550	2,062,500	60,999	5,088,721
Financial Officer and Director	2022	750,000	—	612,087	1,058,850	2,062,500	75,223	4,558,660
Susan E. Krohne (1)	2024	475,000	—	449,898	—	627,000	14,574	1,566,472
Senior Vice President, Chief Legal	2023	450,000	—	—	431,725	594,000	14,110	1,489,835
Officer and Secretary	2022	450,000	—	—	244,350	594,000	116,901	1,405,251
(1)

The Committee awarded Mr. Creek a discretionary cash bonus in the amount of $250,000 in recognition of his instrumental contributions to the Company’s record performance and achievement of its principal goals in 2024.

(2)

The amounts shown reflect the aggregate grant date fair value of the target number of 2024-2026 PSUs, PSUs granted in 2023 (the “2023-2025 PSUs”) and 2022-2024 PSUs granted under the 2018 LTIP during 2024, 2023 and 2022, respectively, and the RSUs granted in 2024 under the 2018 LTIP, in each case computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts that will be realized by the Named Executive Officers with respect to such awards. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024, included in the Company’s 2024 Form 10-K. The RSUs granted to each of the Named Executive Officers on February 15, 2024 had a grant date fair value per unit of $124.66 (based on the closing price of our Common Shares on the NYSE on the date of grant). The actual number of PSUs that will vest and be earned (if any) by each Named Executive Officer will be based (a) 80% on our cumulative annual Adjusted Pre-Tax Income over the applicable performance period (which began on January 1, 2024 and ends on December 31, 2026 for the 2024-2026 PSUs, which began on January 1, 2023 and ends on December 31, 2025 for the 2023-2025 PSUs, and which began on January 1, 2022 and ended on December 31, 2024 for the 2022-2024 PSUs) and (b) 20% on our relative total shareholder return compared to our Peer Group over the applicable performance period, and on continued employment (except in certain circumstances). The aggregate grant date fair value of the PSUs assuming we achieve the maximum performance level is as follows: Mr. Schottenstein, $2,941,461 for the 2024-2026 PSUs, $1,529,182 for the 2023-2025 PSUs and $1,518,365 for the 2022-2024 PSUs; and Mr. Creek, $882,417 for the 2024-2026 PSUs, $917,516 for the 2023-2025 PSUs and $910,970 for the 2022-2024 PSUs. See “Compensation Discussion and Analysis—2024 Executive Compensation—Equity-Based Compensation” and “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” for more information concerning the 2024-2026 PSUs and the RSUs granted in 2024 and the PSUs and RSUs granted under the 2018 LTIP generally.

(3)

The amounts shown reflect the aggregate grant date fair value of stock options granted under the 2018 LTIP during 2023 and 2022 computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts that will be realized by the Named Executive Officers with respect to such awards. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024, included in the Company’s 2024 Form 10-K. The stock option awards underlying the aggregate grant date fair value for each Named Executive Officer with respect to 2024, 2023 and 2022 are as follows:

Name	2024 (# of shares)	2023 (a) (# of shares)	2022 (a) (# of shares)
Robert H. Schottenstein	—	120,000	120,000
Phillip G. Creek	—	65,000	65,000
Susan E. Krohne	—	17,500	15,000

(a)

These stock options were granted under the 2018 LTIP as the Named Executive Officer’s annual service-based stock option award, vest and become exercisable in 20% increments on the first five anniversaries of the date of grant (subject to the Named Executive Officer’s continued employment on the applicable vesting date (except in certain circumstances)) and expire ten years after the date of grant unless sooner exercised or forfeited.

(4)

The amounts shown reflect the non-equity incentive plan cash performance bonuses earned by the Named Executive Officers under the 2009 Annual Incentive Plan for 2024, 2023 and 2022. See “Compensation Discussion and Analysis—2024 Executive Compensation—Annual Cash Performance Bonus” for more information concerning the annual cash performance bonuses earned by the Named Executive Officers with respect to 2024.

(5)	The following table sets forth the details of “All Other Compensation” paid to each Named Executive Officer with respect to 2024, 2023 and 2022:

Name	Year	Vehicle Allowance ($) (a)	Personal Use of Company Aircraft ($) (b)	Tax Reimbursement ($) (c)	Life Insurance Premiums ($) (d)	Company Contributions to 401(k) Plan ($) (e)	Relocation Expenses ($) (f)	Total ($)
Robert H. Schottenstein	2024	10,200	330,622	—	—	4,374	—	345,196
	2023	10,200	364,613	—	—	3,910	—	378,723
	2022	10,200	376,062	—	—	4,180	—	390,442
Phillip G. Creek	2024	10,200	62,034	5,110	19,971	4,374	—	101,689
	2023	10,200	22,988	4,520	19,381	3,910	—	60,999
	2022	10,200	37,922	4,030	18,891	4,180	—	75,223
Susan E. Krohne	2024	10,200	—	—	—	4,374	—	14,574
	2023	10,200	—	—	—	3,910	—	14,110
	2022	10,200	—	—	—	4,180	101,730	116,901

(a)	The amounts shown reflect the aggregate cost to the Company attributable to a monthly automobile allowance.

(b)

The amounts shown reflect the incremental cost to the Company relating to personal use of the Company’s airplane. The incremental cost for personal use of the Company’s airplane is calculated based on the average variable cost per hour to operate the airplane (which includes fuel, airport services, landing fees, passenger supplies, pilot travel-related costs, ground transportation and prorated amount of maintenance and service program) times the hours of personal use. See “Compensation Discussion and Analysis—Benefits and Perquisites” for more information concerning this benefit.

(c)

The amounts shown reflect the amounts paid by the Company for reimbursement of taxes incurred by Mr. Creek in connection with the Company’s payment of Mr. Creek’s portion of the premium for a supplemental split-dollar life insurance policy for his benefit.

(d)

The amounts shown reflect the Company’s payment of both its portion and Mr. Creek’s portion of the premium for a supplemental split-dollar life insurance policy for the benefit of Mr. Creek. See “Compensation Discussion and Analysis—Benefits and Perquisites” for more information concerning this benefit.

(e)	The amounts shown reflect profit-sharing contributions made by the Company to the Named Executive Officers pursuant to the Company’s 401(k) Plan.

(f)	The amounts shown reflect moving and relocation related expenses paid by the Company in connection with Ms. Krohne’s relocation to Columbus, Ohio.

Grants of Plan-Based Awards for 2024

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($) (1)	Target ($)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
Robert H. Schottenstein	—	1,237,500	4,001,250	4,537,500
	2/15/2024				8,021	16,043	24,064		1,960,995	(4)
	2/15/2024							24,065	2,999,943	(5)
Phillip G. Creek	—	562,500	1,818,750	2,062,500
	2/15/2024				2,406	4,813	7,219		588,320	(4)
	2/15/2024							12,032	1,499,909	(5)
Susan E. Krohne	—	171,000	552,900	627,000
	2/15/2024							3,609	449,898	(5)

(1)

The amounts shown reflect the threshold, target and maximum amounts that each Named Executive Officer was eligible to receive with respect to 2024 based on the Adjusted Pre-Tax Income performance goal established by the Compensation Committee for such Named Executive Officer pursuant to the 2009 Annual Incentive Plan as described in “Compensation Discussion and Analysis—2024 Executive Compensation—Annual Cash Performance Bonus.” In 2024, based on our performance with respect to the Adjusted Pre-Tax Income performance goal, each Named Executive Officer earned approximately 113% of his or her target performance bonus opportunity, which resulted in a bonus of $4,537,500, $2,062,500, and $627,000 for Mr. Schottenstein, Mr. Creek, and Ms. Krohne, respectively.

(2)

The amounts shown reflect the threshold, target and maximum number of 2024-2026 PSUs granted under the 2018 LTIP that the Named Executive Officer is eligible to earn based (a) 80% on our cumulative annual Adjusted Pre-Tax Income over the 2024-2026 Performance Period and (b) 20% on our relative total shareholder return compared to our Peer Group over the 2024-2026 Performance Period, and on continued employment (except in certain circumstances). See “Compensation Discussion and Analysis—2024 Executive Compensation—Equity-Based Compensation” and “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” for more information concerning the 2024-2026 PSUs granted in 2024 and PSUs granted under the 2018 LTIP generally.

(3)

The amounts shown reflect the number of RSUs granted under the 2018 LTIP as the Named Executive Officer’s 2024 annual service-based equity award. These RSUs vest in one-third increments on the first three anniversaries of the date of grant, subject to the Named Executive Officer’s continued employment service on the vesting date (except in in certain circumstances) and will be settled in Common Shares. See “Compensation Discussion and Analysis—2024 Executive Compensation—Equity-Based Compensation” and “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” for more information concerning the annual service-based RSUs granted in 2024 and RSUs granted under the 2018 LTIP generally.

(4)	The amounts shown reflect the aggregate grant date fair value of the target number of 2024-2026 PSUs granted to the Named Executive Officer in 2024 computed in accordance with FASB ASC Topic 718.

(5)	The amounts shown reflect the aggregate grant date fair value of the RSUs granted to the Named Executive Officer in 2024 computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2024 Fiscal Year-End

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (7)	Market Value of Shares or Units of Stock That Have Not Vested ($) (8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (10)
	Exercisable	Unexercisable
Robert H. Schottenstein		20,000	(2)	42.23	2/18/2030
		40,000	(3)	51.82	2/16/2031
		72,000	(5)	47.59	2/17/2032
		96,000	(6)	58.73	2/15/2033
						24,065	3,199,442
								33,070	4,396,657
Phillip G. Creek		11,000	(2)	42.23	2/18/2030
		22,000	(3)	51.82	2/16/2031
	26,000	39,000	(5)	47.59	2/17/2032
	13,000	52,000	(6)	58.73	2/15/2033
						12,032	1,599,654
								15,029	1,998,106
Susan E. Krohne	2,500	5,000	(4)	63.40	8/20/2031
		9,000	(5)	47.59	2/17/2032
		14,000	(6)	58.73	2/15/2033
						3,609	479,817

(1)	All of the stock options shown were granted under the 2018 LTIP and expire ten years after the date of grant in accordance with the terms of the 2018 LTIP.

(2)	These unexercisable options vest on February 18, 2025.

(3)	50% of these unexercisable options vest on each of February 16, 2025 and 2026.

(4)	50% of these unexercisable options vest on each of August 20, 2025 and 2026.

(5)	33% of these unexercisable options vest on each of February 17, 2025, 2026 and 2027.

(6)	25% of these unexercisable options vest on each of February 15, 2025, 2026, 2027 and 2028.

(7)	The amounts shown reflect the number of RSUs awarded to the Named Executive Officer in 2024 under the 2018 LTIP.

(8)

The amounts shown reflect the aggregate market value as of December 31, 2024 of the number of RSUs awarded to the Named Executive Officer in 2024 calculated by multiplying the number of RSUs by $132.95 (the closing price of our Common Shares on the NYSE on December 31, 2024, the last trading day of 2024).

(9)

The amounts shown reflect the aggregate target number of 2024-2026 PSUs and 2023-2025 PSUs awarded to the Named Executive Officer in 2024 and 2023, respectively, under the 2018 LTIP. Assuming that we achieve the maximum performance level applicable to the 2024-2026 PSUs and the 2023-2025 PSUs, the amounts shown would increase to: Mr. Schottenstein, 49,604; and Mr. Creek, 22,543. The actual number of PSUs that will vest and be earned (if any) by the Named Executive Officer will be determined after the applicable performance period (which began on January 1, 2024 and ends on December 31, 2026 for the 2024-2026 PSUs and which began on January 1, 2023 and ends on December 31,

2025 for the 2023-2025 PSUs) based (a) 80% on our cumulative annual Adjusted Pre-Tax Income over the applicable performance period and (b) 20% on our relative total shareholder return compared to our Peer Group over the applicable performance period, and on continued employment (except in certain circumstances). The Compensation Committee did not award Ms. Krohne any 2024-2026 PSUs or 2023-2025 PSUs.

(10)

The amounts shown reflect the aggregate market value as of December 31, 2024 of the aggregate target number of 2024-2026 PSUs and 2023-2025 PSUs awarded to the Named Executive Officer in 2024 and 2023, respectively, calculated by multiplying the aggregate target number of 2024-2026 PSUs and 2023-2025 PSUs by $132.95 (the closing price of our Common Shares on the NYSE on December 31, 2024, the last trading day of 2024). Assuming that we achieve the maximum performance level applicable to the 2024-2026 PSUs and the 2023-2025 PSUs, the amounts shown would increase to: Mr. Schottenstein, $6,594,852; and Mr. Creek, $2,997,092. The Compensation Committee did not award Ms. Krohne any 2024-2026 PSUs or 2023-2025 PSUs.

Option Exercises and Stock Vested in 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Robert H. Schottenstein	107,200	11,977,190	31,518	3,771,129
Phillip G. Creek	110,000	12,522,597	18,910	2,262,582
Susan E. Krohne	9,000	591,175	—	—

(1)	The amounts shown reflect the difference between the exercise price of the option and the market price of the Common Shares at the time of exercise.

(2)

The amounts shown reflect the number of Common Shares issued to the Named Executive Officer on February 11, 2025 in settlement of the vesting of the 2022-2024 PSUs multiplied by $119.65 (the closing price of our Common Shares on the NYSE on February 11, 2025). See “Compensation Discussion and Analysis—2024 Executive Compensation—Equity-Based Compensation” for more information concerning the vesting of the 2022-2024 PSUs.

Nonqualified Deferred Compensation for 2024

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($) (4)	Aggregate Balance at Last Fiscal Year-End ($) (5)
Robert H. Schottenstein	—	—	—	—	—
Phillip G. Creek	—	—	—	—	—
Susan E. Krohne	—	—	—	—	—

(1)

None of the Named Executive Officers made any contributions during 2024 under the Executives’ Deferred Compensation Plan. For more information concerning the Executives’ Deferred Compensation Plan, see “Compensation Discussion and Analysis—Deferred Compensation Plan.”

(2)	The Company does not make any contributions under the Executives’ Deferred Compensation Plan on behalf of any of the participants in the plan.

(3)

The amounts shown reflect the notional change in the value of the Named Executive Officers’ accounts under the Executives’ Deferred Compensation Plan during 2024 based on the change in value of our Common Shares during 2024. The Company paid no dividends on its Common Shares during 2024. None of the amounts reported in this column are reported as compensation in the Summary Compensation Table.

(4)

The amounts shown reflect the market value of the Common Shares distributed to the Named Executive Officers during 2024 (based on the closing price of our Common Shares on the NYSE on the date of the distribution) pursuant to the Executives’ Deferred Compensation Plan.

(5)

The amounts shown reflect the market value as of December 31, 2024 of the Common Shares underlying the whole phantom stock units held in the Named Executive Officers’ accounts under the Executives’ Deferred Compensation Plan based on the closing price of our Common Shares on the NYSE on December 31, 2024.

Potential Payments Upon Termination of Employment or Change in Control

As described in “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control,” we are a party to a CIC Agreement with each of Robert H. Schottenstein and Phillip G. Creek that provides certain severance and other enhanced benefits if we experience a change in control and the executive’s employment is terminated in connection with that change in control. Other than the benefits that may be payable to Messrs. Schottenstein and Creek under the CIC Agreements (to the extent applicable), the accelerated vesting under certain circumstances of stock options, PSUs and RSUs granted to the Named Executive Officers under the 2018 LTIP and certain payments that may be payable to the Named Executive Officers under the 2009 Annual Incentive Plan, we do not currently have employment or severance agreements or other plans or arrangements that provide payments or enhanced benefits to our Named Executive Officers in connection with a termination of employment or change in control.

The following table summarizes the potential payments to our Named Executive Officers upon a termination of employment and/or a change in control of the Company (assuming that the triggering event occurred on December 31, 2024):

Name and Type of Potential Payment	Death ($)	Disability ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Involuntary Not for Cause Termination Followed by a Change in Control (6) ($)	Involuntary Not for Cause Termination or Voluntary Termination for Good Reason After a Change in Control (7) ($)
Robert H. Schottenstein
Severance Benefits: (1)	—	—	—	—	—	27,191,505	36,264,688
Accelerated Vesting of Stock Options Under the 2018 LTIP: (2)	18,330,640	18,330,640	18,330,640	—	18,330,640	—	18,330,640
Accelerated Vesting of PSUs Under the 2018 LTIP: (3)	8,586,975	8,586,975	6,388,249	6,388,249	8,586,975	8,586,975	8,586,975
Accelerated Vesting of RSUs Under the 2018 LTIP: (4)	3,199,442	3,199,442	3,199,442		3,199,442		3,199,442
2009 Annual Incentive Plan Payments: (5)	4,537,500	4,537,500	4,537,500	4,537,500	3,667,813	4,537,500	3,667,813
Total:	34,654,557	34,654,557	32,455,831	10,925,749	33,784,870	40,315,980	70,049,558
Phillip G. Creek
Severance Benefits: (1)	—	—	—	—	—	7,115,449	7,115,450
Accelerated Vesting of Stock Options Under the 2018 LTIP: (2)	9,971,260	9,971,260	9,971,260	—	9,971,260	—	9,971,260
Accelerated Vesting of PSUs Under the 2018 LTIP: (3)	4,512,190	4,512,190	3,621,671	3,621,671	4,512,190	4,512,190	4,512,190
Accelerated Vesting of RSUs Under the 2018 LTIP: (4)	1,599,654	1,599,654	1,599,654		1,599,654		1,599,654
2009 Annual Incentive Plan Payments: (5)	2,062,500	2,062,500	2,062,500	2,062,500	1,667,188	2,062,500	1,667,188
Total:	18,145,604	18,145,604	17,255,085	5,684,171	17,750,292	13,690,139	24,865,742
Susan E. Krohne
Severance Benefits: (1)	—	—	—	—	—	—	—
Accelerated Vesting of Stock Options Under the 2018 LTIP: (2)	2,155,070	2,155,070	—	—	2,155,070	—	2,155,070
Accelerated Vesting of PSUs Under the 2018 LTIP: (3)	—	—	—	—	—	—	—
Accelerated Vesting of RSUs Under the 2018 LTIP: (4)	479,817	479,817			479,817		479,817
2009 Annual Incentive Plan Payments: (5)	627,000	627,000	—	627,000	552,900	627,000	522,900
Total:	3,261,887	3,261,887	—	627,000	3,187,787	627,000	3,187,787

(1)	The amounts shown are based on the CIC Agreements with our Named Executive Officers as follows:

For Mr. Schottenstein, of the amounts shown: (a) $13,611,802 represents a lump sum payment equal to the product of (i) 2.99 and (ii) the sum of his base salary at December 31, 2024 and his average annual bonus earned during the 2019-2023 fiscal years; (b) $4,537,500 represents a lump sum payment for his 2024 annual bonus (which amount is equal to the amount he earned under the 2009 Annual Incentive Plan with respect to 2024 and is based on the triggering event occurring on December 31, 2024 and the performance period being deemed to have ended on November 30, 2024, in accordance with the terms of his CIC Agreement); (c) $105,769 represents a lump sum payment for unused vacation; (d) $57,370 represents the estimated cost to the Company of providing continued coverage (at no cost to Mr. Schottenstein) in our group health plan for 24 months; (e) in the event of an involuntary not for cause termination followed by a change in control, $8,879,064 represents estimated excise tax payments payable to Mr. Schottenstein under his CIC Agreement; and (f) in the event of an involuntary not for cause termination or voluntary termination for good reason after a change in control, $17,952,247 represents estimated excise tax payments payable to Mr. Schottenstein under his CIC Agreement.

For Mr. Creek, of the amounts shown: (a) $4,938,040 represents a lump sum payment equal to the product of (i) 2.00 and (ii) the sum of his base salary at December 31, 2024 and his average annual bonus earned during the 2019-2023 fiscal years; (b) $2,062,500 represents a lump sum payment for his 2024 annual bonus (which amount is equal to the amount he earned under the 2009 Annual Incentive Plan with respect to 2024 and is based on the triggering event occurring on December 31, 2024 and the performance period being deemed to have ended on November 30, 2024, in accordance with the terms of his CIC Agreement); (c) $72,115 represents a lump sum payment for unused vacation; and (d) $42,794 represents the estimated cost to the Company of providing continued coverage (at no cost to Mr. Creek) in our group health plan for 24 months. No excise tax payments would have been payable to Mr. Creek under his CIC Agreement.

In connection with Ms. Krohne’s hiring in June 2021, the Compensation Committee elected not to enter into a CIC Agreement with Ms. Krohne.

For more information concerning the CIC Agreements, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.”

For purposes of each CIC Agreement, “cause” means: (a) any act of fraud, intentional misrepresentation, embezzlement or misappropriation or conversion of our assets or business opportunities; (b) conviction of a felony; (c) willful refusal to substantially perform his assigned duties; (d) willful engagement in gross misconduct materially injurious to the Company; or (e) breach of any material term of the CIC Agreement. However, “cause” will not arise due to any event that constitutes “good reason” under the CIC Agreement.

For purposes of each CIC Agreement, “change in control” means: (a) the acquisition by any person or group of the ownership of our stock that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock; (b) the acquisition by any person or group, within any twelve month period, of the ownership of our stock possessing 30% or more of the total voting power of our stock; (c) the date a majority of the members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (d) the acquisition by any person or group, within any twelve-month period, of our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately before such acquisition. The definition of “change in control” will be interpreted in a manner that is consistent with the definition of “change in control event” under Section 409A of the Code and the Treasury Regulations promulgated thereunder.

For purposes of each CIC Agreement, “good reason” means the occurrence of any of the following events during the 24 consecutive calendar months beginning after a change in control occurring during the term of the CIC Agreement to which the executive has not consented in writing: (a) any breach of the CIC Agreement of any nature whatsoever by or on behalf of the Company; (b) a reduction in his title, duties or responsibilities, as compared to either his title, duties or responsibilities immediately before the change in control or any enhanced or increased title, duties or responsibilities assigned to him after the change in control; (c) the permanent assignment to him of duties that are inconsistent with his office immediately before the change in control or any more senior office to which he is promoted after the change in control; (d) a reduction in his base salary; (e) a reduction in the annual cash bonus that he is eligible to receive or a change in the manner in which such annual cash bonus is calculated; (f) a material reduction in the aggregate value of his other annual compensation and/or fringe benefits; (g) a requirement that he relocate to a principal office or worksite (or accept indefinite assignment) to a location more than 30 miles from the principal office or worksite to which he was assigned immediately before the change in control or any location to which he agreed, in writing, to be assigned after the change in control; or (h) we attempt to amend or terminate the CIC Agreement except in accordance with the procedures described therein.

(2)

Pursuant to the terms of the 2018 LTIP, if a participant’s employment is terminated as a result of death, disability or retirement, all of the participant’s unvested stock options will immediately vest and become exercisable. In the event of a change in control, the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any outstanding stock options, including (a) the acceleration of the vesting and exercisability of options, (b) the payment of cash in exchange for the cancellation of any options and/or (c) the issuance of substitute awards that preserve the value, rights and benefits of any options affected by the change in control. The table assumes that all unvested stock options under the 2018 LTIP will immediately vest and become exercisable upon a change in control. The amounts shown represent the value of the accelerated stock options as of December 31, 2024, calculated by multiplying the number of accelerated stock options by the difference between the exercise price and the closing price of our Common Shares on the NYSE on December 31, 2024. For more information concerning a participant’s rights upon termination of employment or a change in control under the 2018 LTIP, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.” As of December 31, 2024, Ms. Krohne did not qualify for “retirement” under the 2018 LTIP.

For purposes of the 2018 LTIP, “disability” means: with respect to any award (other than an incentive stock option), unless otherwise provided in the related award agreement, (a) the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, (b) the participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer, or (c) the participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.

For purposes of the 2018 LTIP, “retirement” means a participant’s termination of employment (other than for cause) on or after the date on which the sum of the participant’s years of service with the Company and its affiliates plus the participant’s age is equal to or greater than 70, provided that the participant has attained the age of 55.

For purposes of the 2018 LTIP, “change in control” means: (a) the members of the Board on the effective date of the 2018 LTIP (including individuals whose election or nomination for election was approved by a majority of such directors) cease for any reason other than death to constitute at least a majority of the members of the Board; (b) the acquisition by any person or group, other than the Company, any subsidiary of the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, of beneficial ownership, directly or indirectly, of 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; (c) the merger, consolidation or other business combination of the Company with or into another entity, or the acquisition by the Company of assets or shares or equity interests of another entity, as a result of which the shareholders of the Company immediately prior to such merger, consolidation, other business combination or acquisition, do not, immediately thereafter, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of the Company; (d) the sale or other disposition of all or substantially all of the assets of the Company; or (e) the liquidation or dissolution of the Company. Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any award that is subject to Section 409A of the Code, a change in control will not be deemed to have occurred unless the events or circumstances constituting a change in control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

(3)

Pursuant to the terms of the 2018 LTIP, if, during a performance period, a participant’s employment is terminated: (a) as a result of death or disability, then all of the PSUs that would have vested had the participant remained employed through the end of the performance period (based on our actual performance as of the end of the performance period) will vest at the end of the performance period; or (b) involuntarily without cause or as a result of the participant’s retirement, a prorated portion (based on the full number of months that the participant was employed by us during the performance period) of the PSUs that would have vested had the participant remained employed through the end of the performance period (based on our actual performance as of the end of the performance period) will vest at the end of the performance period. For purposes of these termination events, the table reflects actual performance with respect to the 2022-2024 PSUs and assumes that the performance goals applicable to the 2023-2025 PSUs and the 2024-2026 PSUs will be achieved at the target level.

In the event of a change in control, the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any outstanding PSUs, including (a) the acceleration of the vesting and settlement of any PSUs, (b) the payment of cash in exchange for the cancellation of any PSUs and/or (c) the issuance of substitute awards that preserve the value, rights and benefits of any PSUs affected by the change in control. The table reflects actual performance with respect to the 2022-2024 PSUs and assumes all 2023-2025 PSUs and 2024-2026 PSUs will immediately vest at the target level upon a change in control.

The amounts shown represent the value of the PSUs that have been earned or are assumed will be earned or accelerated as described in the foregoing paragraphs of this footnote (3) as of December 31, 2024, calculated by multiplying the number of such PSUs by the closing price of our Common Shares on the NYSE on December 31, 2024. For more information concerning a participant’s rights upon termination of employment or a change in control under the 2018 LTIP, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.”

(4)

Pursuant to the 2018 LTIP, if a participant’s employment is terminated before the vesting date applicable to RSUs for any reason other than death, disability or retirement, the participant will forfeit all unvested RSUs. In the case of termination due to death, disability or retirement, all unvested RSUs will vest on the date of the participant’s death, in the case of death, or on the date of the participant’s separation from service, in the case of disability or retirement. In the case of a change in control of the Company, all unvested RSUs will vest on the date of the change in control. The amounts shown represent the value of the accelerated RSUs as of December 31, 2024, calculated by multiplying the number of accelerated RSUs by the closing price of our Common Shares on the NYSE on December 31, 2024. For more information concerning a participant’s rights upon termination of employment or a change in control under the 2018 LTIP, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.” As of December 31, 2024, Ms. Krohne did not qualify for “retirement” under the 2018 LTIP.

(5)

Pursuant to the terms of the 2009 Annual Incentive Plan, if, during a performance period, a participant’s employment is terminated involuntarily without cause or as a result of the participant’s death, disability or retirement, the participant will receive a prorated portion (based on the number of whole calendar months that the participant was employed by us during the performance period) of the compensation that would have been payable under the 2009 Annual Incentive Plan if the participant had remained employed for the full performance period. The amounts shown with respect to death, disability, retirement and involuntary not for cause termination represent a lump sum payment equal to the amounts earned by the Named Executive Officers under the 2009 Annual Incentive Plan with respect to 2024. Pursuant to the terms of the 2009 Annual Incentive Plan, if a change in control occurs during a performance period, each outstanding award thereunder will be considered earned and payable at its “target” level. The amounts shown with respect to a change in control represent a lump sum payment equal to the “target” level under the 2009 Annual Incentive Plan for 2024 awards. For more information concerning a participant’s rights upon termination of employment or a change in control under the 2009 Annual Incentive Plan, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.” As of December 31, 2024, Ms. Krohne did not qualify for “retirement” under the 2009 Annual Incentive Plan.

For purposes of the 2009 Annual Incentive Plan, “disability” means: (a) the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months; (b) the participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer; or (c) the participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.

For purposes of the 2009 Annual Incentive Plan, “retirement” and “change in control” have substantially the same definitions as described in footnote (3) above with respect to the 2018 LTIP.

(6)

For purposes of this column, we have assumed that, on December 31, 2024, the Named Executive Officer incurred an involuntary not for cause termination, which was followed by a change in control. For more information concerning a participant’s rights upon termination of employment or a change in control, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.”

(7)

For purposes of this column, we have assumed that, on December 31, 2024, a change in control occurred, which was followed by the Named Executive Officer’s involuntary not for cause termination or voluntary termination for good reason. For more information concerning a participant’s rights upon termination of employment or a change in control, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.”

In addition to the amounts shown in the table, pursuant to the terms of the Executives’ Deferred Compensation Plan, the phantom stock units held by each Named Executive Officer will be distributed in the form of whole Common Shares within 60 days of the earlier of the date specified by such Named Executive Officer in his or her deferral notice for the applicable plan year or the date his or her employment terminates for any reason other than disability or retirement (in which case, the date set forth in his or her deferral notice applies), except that, in the event of a change in control of the Company, the phantom stock units will be distributed in whole Common Shares within 60 days of the date of the change in control if such Named Executive Officer has so elected in his or her deferral notice. On December 31, 2024, the market value of the accounts of each of Robert H. Schottenstein, Phillip G. Creek and Susan E. Krohne under the Executives’ Deferred Compensation Plan was $0, $0 and $0. For more information concerning the Named Executive Officers’ rights under the Executives’ Deferred Compensation Plan, see “Compensation Discussion and Analysis—Deferred Compensation Plan.”

2024 CEO PAY RATIO

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K require the Company to disclose the following information for the year ended December 31, 2024:

•	the annual total compensation of our Chief Executive Officer, Robert H. Schottenstein, was $10,943,634.

•	the annual total compensation of our median employee was $113,632; and

•	the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 96 to 1.

To identify the median of the annual total compensation of all of our 1,758 active employees as of December 31, 2024, including any full-time, part-time, temporary or seasonal employees but excluding our Chief Executive Officer, we used total wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for 2024. The Company used the same methodology for identifying the median employee in 2024 as it used in 2023. This methodology annualizes the compensation for any full-time or part-time permanent employees who were employed by us on December 31, 2024 but did not work for us for the entire year. This methodology does not make any full-time equivalent adjustments for part-time employees. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.

After identifying our median employee, we determined the median employee’s annual total compensation in the same manner that we determine the total compensation of our Named Executive Officers for purposes of the Summary Compensation Table. With respect to the annual total compensation of our Chief Executive Officer, we used the amount for 2024 reported in the “Total” column of the Summary Compensation Table.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) ($) (6)	Adjusted Pre-Tax Income (in millions) ($) (7)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (5)
2024	10,943,634	8,214,215	3,305,036	2,418,383	337.87	261.28	563.7	743.0
2023	9,208,595	43,391,100	3,292,874	14,239,549	350.04	263.07	465.4	617.9
2022	8,207,473	4,791,541	2,981,956	1,998,482	117.36	151.13	490.7	643.4
2021	7,427,795	13,186,658	1,942,429	3,329,440	158.02	187.16	396.9	516.3
2020	6,882,675	8,732,502	2,889,120	3,786,386	112.55	124.48	239.9	319.3

(1)
Robert H. Schottenstein was our Chief Executive Officer for each year shown. The amounts shown reflect the amounts of total compensation reported for Mr. Schottenstein for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The amounts shown reflect the amounts of “compensation actually paid” to Mr. Schottenstein as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Schottenstein during the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation reported for Mr. Schottenstein for the “Total” column of the Summary Compensation Table for 2024:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Compensation Actually Paid to PEO ($)
2024	10,943,634	(4,960,938)	2,231,519	8,214,215

(a)	The amount shown reflects the amounts reported for Mr. Schottenstein in the “Stock Awards” column of the Summary Compensation Table for 2024.

(b)
The amount shown reflects the addition or subtraction, as applicable, of the following: (i) the fair value as of the end of 2024 of the equity awards that we granted to Mr. Schottenstein during 2024 that were unvested and outstanding as of the end of 2024; (ii) the change (positive or negative) in the fair value as of the end of 2024 from the end of 2023 of any equity awards that we granted to Mr. Schottenstein in prior years that were unvested and outstanding as of the end of 2024; and (iii) the change (positive or negative) in the fair value as of the vesting date from the end of 2023 of any equity awards that we granted to Mr. Schottenstein in prior years that vested during 2024. The amounts added or subtracted in calculating the equity award adjustments for 2024 are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Unvested and Outstanding Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2024	5,345,900	(614,968)	(2,499,413)	2,231,519

(3)
During 2024, 2023 and 2022, our other Named Executive Officers consisted of Phillip G. Creek and Susan E. Krohne. During 2021, our other Named Executive Officers consisted of Mr. Creek, Ms. Krohne and J. Thomas Mason. During 2020, our other Named Executive Officers consisted of Mr. Creek and Mr. Mason. The amounts shown reflect the average of the amounts of total compensation reported for our other Named Executive Officers for each corresponding year in the “Total” column of the Summary Compensation Table.

(4)
The amounts shown reflect the average amount of “compensation actually paid” to our other Named Executive Officers as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the average of the actual amount of compensation earned by or paid to the other Named Executive Officers during the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation reported for our other Named Executive Officers for the “Total” column of the Summary Compensation Table for 2024:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards for Non- PEO NEOs ($) (a)	Average Equity Award Adjustments for Non- PEO NEOs ($) (b)	Average Compensation Actually Paid to Non-PEO NEOs ($) (d)
2024	3,305,036	(1,269,064)	382,411	2,418,383

(a)	The amount shown reflects the average of the amounts reported for our other Named Executive Officers in the “Stock Awards” column of the Summary Compensation Table for 2024.

(b)
The amount shown reflects the addition or subtraction, as applicable, of the following: (i) the average fair value as of the end of 2024 of the equity awards that we granted to our other Named Executive Officers during 2024 that were unvested and outstanding as of the end of 2024; (ii) the average change (positive or negative) in the fair value as of the end of 2024 from the end of 2023 of any equity awards that we granted to our other Named Executive Officers in prior years that were unvested and outstanding as of the end of 2024; and (iii) the average change (positive or negative) in the fair value as of the vesting date from the end of 2023 of any equity awards that we granted to our other Named Executive Officers in prior years that vested during 2024. The amounts added or subtracted in calculating the equity award adjustments for 2024 are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	A ve rage Year over Year Change in Fair Value of Unvested and Outstanding Equity Awards ($)	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2024	1,361,709	(226,975)	(752,323)	382,411

(5)
The peer group used for this purpose is the Standard & Poor’s 500 Homebuilding Index, which is the same index that we use in our 2024 Form 10-K. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Standard & Poor’s 500 Homebuilding Index, respectively.

(6)	The amounts shown reflect the net income reported in the Company’s audited financial statements for the corresponding year.

(7)
Adjusted Pre-Tax Income, which is a non-GAAP measure, means the Company’s pre-tax income from operations, excluding extraordinary items, such as asset impairments and certain other non-cash write-offs. For 2020, Adjusted Pre-Tax Income was equal to the sum of (a) income before income taxes, (b) impairment of inventory and investment in joint venture arrangements and (c) stucco-related charges, net of recoveries, included in “Costs and expenses: Land and housing;” for 2021, Adjusted Pre-Tax Income was equal to (a) the sum of (i) income before income taxes and (ii) loss on early extinguishment of debt less (b) a one-time gain included in “Other income”; for 2022, Adjusted Pre-Tax Income was equal to the sum of (a) income before income taxes and (b) asset impairment charges; for 2023, Adjusted Pre-Tax Income was equal to the sum of (a) income before income taxes and (b) asset impairment charges; and for 2024, Adjusted Pre-Tax Income was equal to the sum of (a) income before income taxes and (b) asset impairment charges, in each case as reflected in our audited consolidated financial statements included in our 2024 Form 10-K. Adjusted Pre-Tax Income represents the most important performance measure used by the Company to link the compensation actually paid to the Company’s Named Executive Officers to Company performance for 2024. We may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures
We structure our executive compensation program to award compensation that depends on, and rewards executives on the basis of, individual and Company short- and long-term performance and thereby fosters a pay-for-performance culture. The Compensation Committee selects the metrics used for both our short-term and long-term incentive awards because it believes they effectively drive financial and operational performance and incentivize our executives to pursue actions that create sustainable shareholder value. The financial performance measures used by the Company for 2024 to link the compensation actually paid to the Company’s Named Executive Officers to Company performance are:

• Adjusted Pre-Tax Income	• Relative Total Shareholder Return

Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the “Pay Versus Performance” table above.
Relationship of Compensation Actually Paid and Cumulative Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive Officer, the average Compensation Actually Paid to our other Named Executive Officers, and the Company’s and Peer Group’s cumulative total shareholder return over the five most recently completed fiscal years.

Relationship of Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive Officer, the average Compensation Actually Paid to our other Named Executive Officers, and our net income during the five most recently completed fiscal years.

Relationship of Compensation Actually Paid and Adjusted Pre-Tax Income
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive Officer, the average Compensation Actually Paid to our other Named Executive Officers, and our Adjusted Pre-Tax Income during the five most recently completed fiscal years.

COMPENSATION OF DIRECTORS

The Board annually reviews and determines the compensation for our non-employee directors taking into account the recommendations of the Compensation Committee. In connection with this review and determination, the Board and the Compensation Committee consider the compensation paid to the non-employee directors of companies in our Peer Group, the current facts and circumstances relating to our business, our past practices and input from its compensation consultant. The Board believes that our non-employee director compensation should (1) be generally competitive with companies in our Peer Group to ensure that we attract and retain qualified non-employee directors and (2) include a combination of cash and equity-based compensation to align the interests of our non-employee directors and our shareholders. The Board does not have a pre-established policy or target for the allocation between cash and equity-based compensation and, instead, determines the mix of compensation based on what it believes is most appropriate under the circumstances.

Based on its annual review in February 2024, the Board increased (1) the annual retainer for the Chairman of the Nominating and Governance Committee from $90,000 to $95,000 and (2) the additional annual cash payment to the Lead Independent Director from $20,000 to $40,000. In making its recommendation, the Compensation Committee reviewed and considered competitive data provided by WTW regarding the non-employee director compensation for companies in our Peer Group. The Board also determined that, except for these increases, the non-employee directors would receive in 2024 (1) the same cash compensation as in 2023 and (2) that number of restricted stock units equal to the quotient obtained by dividing $200,000 (the same value that was granted in 2023) by the closing price of our Common Shares on the NYSE on the date of grant. The Board determined the value of the 2024 equity-based compensation based on Peer Group data, our past practices and input from WTW.

For 2024, each non-employee director (other than the Lead Independent Director and Chairman of the Compensation Committee, the Chairman of the Audit Committee and the Chairman of the Nominating and Governance Committee) received an annual retainer of $75,000 as payment for his or her service on the Board and any of its committees. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Nominating and Governance Committee received an annual retainer of $110,000, $95,000 and $95,000, respectively, and the Lead Independent Director received an additional $40,000 (prorated based on the period served as Committee Chairman or Lead Independent Director). All retainers are paid in equal quarterly installments after each quarterly Board meeting. Non-employee directors may defer payment of their retainer fees pursuant to the Director Deferred Compensation Plan. See footnote (1) to the Director Compensation Table below for a description of this plan.

For 2024, each non-employee director also received a grant of restricted stock units under the 2018 LTIP with the underlying Common Shares having an aggregate market value on the date of grant of approximately $200,000 (1,622 restricted stock units). Pursuant to the 2018 LTIP and the applicable form of award agreement, the restricted stock units will vest on the first anniversary of the date of grant (subject to the non-employee director’s continued service on the Board on the vesting date (except in the case of death or disability in which case the restricted stock units will vest on the date of death or disability, as the case may be)) and will be settled in Common Shares upon the director’s separation of service from the Company. Any dividends paid with respect to our Common Shares after the grant date of the restricted stock units will accrue and be added to the restricted stock units and will be paid in Common Shares upon separation of service, except that the payment of any such dividends will be subject to the same terms, conditions and restrictions as the underlying restricted stock units and in no event will any such dividends be paid unless and until the underlying restricted stock units have vested.

The Compensation Committee approves all equity-based compensation granted to the non-employee directors. The Compensation Committee generally grants the non-employee director equity-based compensation at its meeting held immediately following the Company’s annual meeting of shareholders, and we do not have any program, plan or practice to time the grant of equity-based awards with the release of material non-public information.

In February 2025, the Board increased the annual retainer for the Chairman of the Compensation Committee to $105,000. In making its recommendation, the Compensation Committee reviewed and considered competitive data provided by WTW regarding the non-employee director compensation for companies in our Peer Group. The Compensation Committee also adopted a new form of award agreement applicable to restricted stock unit awards to directors that requires the settlement of restricted stock units in Common Shares no later than the fifteenth day of the third month of the vesting date instead of upon the director’s separation of service from the Company. To provide directors with flexibility in the timing of their receipt of compensation, the Compensation Committee adopted a Director Equity Compensation Deferral Plan that permits directors to defer the settlement of restricted stock awards.

Director Compensation Table for 2024

The following table summarizes the total compensation for the fiscal year ended December 31, 2024 for each of the Company’s non-employee directors. Robert H. Schottenstein and Phillip G. Creek received no additional compensation for their services as directors and their compensation as employees of the Company is shown in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Friedrich K.M. Böhm	95,000	199,879	294,879
Michael P. Glimcher	110,000	199,879	309,879
Elizabeth K. Ingram	75,000	199,879	274,879
Nancy J. Kramer	75,000	199,879	274,879
Bruce A. Soll	115,000	199,879	314,879
Norman L. Traeger	95,000	199,879	294,879
Kumi D. Walker	75,000	199,879	274,879

(1)

The amounts shown reflect the annual retainers earned by our non-employee directors for 2024. Pursuant to the Director Deferred Compensation Plan, each of our non-employee directors may elect to defer the payment of all or any portion of the retainer fees received for serving as a director to a later date. The deferred fees are credited to the non-employee director’s deferred compensation account on the date of payment, where the fees are converted into that number of whole phantom stock units determined by dividing the amount of the deferred fees by the closing price of our Common Shares on the NYSE on such date. Each non-employee director’s deferred compensation account is credited in an amount equal to any cash dividends paid on our Common Shares based on the phantom stock units held by the non-employee director at the time the cash dividends are declared. The amount so credited for dividends is also converted into phantom stock units. The phantom stock units held by a non-employee director are distributed in the form of whole Common Shares within 60 days of the earlier of the date specified by the non-employee director in his or her deferral notice or the date the non-employee director no longer serves as a director. The Board believes that, by encouraging ownership of our Common Shares, the Director Deferred Compensation Plan aligns the interests of our non-employee directors and our shareholders. In 2024, Mr. Soll deferred payment of his annual retainer. For more information concerning the Director Deferred Compensation Plan, including the number of Common Shares held by our non-employee directors pursuant to the Director Deferred Compensation Plan, see “Principal Shareholders.”

(2)

The amounts shown reflect the aggregate grant date fair value of the restricted stock unit awards granted to our non-employee directors under the 2018 LTIP during 2024 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024, included in the Company’s 2024 Form 10-K. The 1,622 restricted stock units granted to each of the non-employee directors on May 13, 2024 had a grant date fair value per unit of $123.23 (based on the closing price of our Common Shares on the NYSE on the date of grant). For the 2006 through 2008 fiscal years, we granted annual director stock unit awards to the non-employee directors under the 2006 Director Plan. In connection with our shareholders’ approval of the adoption of the 2009 LTIP, we terminated the 2006 Director Plan (although outstanding awards under the 2006 Director Plan remain in effect in accordance with their respective terms). For the 2009 through 2017 fiscal years, we granted annual director stock unit awards to the non-

employee directors under the 2009 LTIP. In connection with our shareholders’ approval of the adoption of the 2018 LTIP, we terminated the 2009 LTIP (although outstanding awards under the 2009 LTIP remain in effect in accordance with their respective terms). For the 2018 through 2020 fiscal years, we granted annual director stock unit awards to the non-employee directors under the 2018 LTIP. The outstanding director stock units under the 2018 LTIP, the 2009 LTIP and the 2006 Director Plan contain substantially the same terms and the director stock units held by each non-employee director will be settled in Common Shares upon such director’s separation of service from the Company. As of December 31, 2024, Friedrich K.M. Böhm, Michael P. Glimcher, Elizabeth K. Ingram, Nancy J. Kramer, Bruce A. Soll, Norman L. Traeger and Kumi D. Walker held 31,527, 23,500, 8,000, 17,000, 0, 31,527 and 0 director stock units, respectively, pursuant to the 2018 LTIP, the 2009 LTIP and/or the 2006 Director Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Report

Purpose. The primary purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the Company’s consolidated financial statements and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the Company’s independent registered public accounting firm’s qualifications, independence and performance; and (4) the performance of the Company’s internal audit function. The specific duties of the Audit Committee are set forth in its charter.

Responsibility. Management is responsible for the Company’s internal controls, preparing the Company’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon, as well as for auditing the effectiveness of internal control over financial reporting. The independent registered public accounting firm’s audits are performed in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Company’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and representations made by management and the independent registered public accounting firm.

Meetings. During the fiscal year, the Audit Committee met eight times with the Company’s senior financial management, including the internal auditors, and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm and discussed the Company’s interim and fiscal year financial information prior to public release.

Auditor Independence. In fulfilling its oversight responsibility as to the audit process, the Audit Committee: (1) obtained from D&T a formal written statement describing all relationships between D&T and the Company that might bear on D&T’s independence consistent with PCAOB Rules 3520 and 3526; (2) discussed with D&T any relationships that may impact D&T’s objectivity and independence; and (3) satisfied itself as to D&T’s independence.

Auditor Required Communications. The Audit Committee reviewed and discussed with management, the internal auditors and D&T the quality and adequacy of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed and discussed with D&T all communications required by generally accepted auditing standards, including those matters described in Auditing Standard 1301, Communication with Audit Committees, and Generally Accepted Auditing Standards, as adopted by the PCAOB in Rule 3100. The Audit Committee discussed and reviewed the results of D&T’s audit of the consolidated financial statements with and without management present. The Audit Committee also reviewed and discussed the results of the Company’s internal audits conducted throughout the year.

Annual Financial Statements and Internal Controls. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 with management and D&T. Management has represented to the Audit Committee that the audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, consistently applied. The Audit Committee also reviewed, and discussed with management and D&T, management’s report and D&T’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Conclusion. Based on the Audit Committee’s reviews and discussions with management and D&T noted above, the Audit Committee recommended to the Board (and the Board approved) that the Company’s audited consolidated financial statements be included in the Company’s 2024 Form 10-K that was filed with the SEC on February 14, 2025.

Audit Committee:

Michael P. Glimcher (Chairman)

Friedrich K.M. Böhm

Norman L. Traeger

Nancy J. Kramer

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company by its independent registered public accounting firm for the fiscal years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Audit Fees	$1,087,500	$1,065,000
Audit-Related Fees	230,000	187,000
Tax Fees	409,200	102,223
All Other Fees	2,000	2,000
Total	$1,728,700	$1,356,223

Audit Fees for the fiscal years ended December 31, 2024 and 2023 consisted of fees for professional services rendered for the audits of the annual consolidated financial statements of the Company, the annual audit of the Company’s assessment of internal control over financial reporting and quarterly reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees for the fiscal years ended December 31, 2024 and 2023 consisted of fees for annual audits of M/I Financial as well as assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and review of the Company’s conclusions with respect to various accounting matters.

Tax Fees for the fiscal years ended December 31, 2024 and 2023 consisted of fees for the review of the Company’s federal and state tax returns. In addition, the fees for 2024 and 2023 included fees related to a state assessment restructuring review and strategic tax review.

All Other Fees for the fiscal years ended December 31, 2024 and 2023 consisted of fees related to online subscription cost for technical support.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted the following policy with respect to engagement of the Company’s independent registered public accounting firm to perform services for the Company:

Annually, the independent registered public accounting firm will provide the Audit Committee with an engagement letter outlining the scope of the audit and permissible non-audit services proposed to be performed during the fiscal year, together with a schedule of fees for such services, for approval.

In addition to reviewing and approving the engagement letter, the Audit Committee will annually pre-approve a list of audit services (not covered by the audit engagement letter) and permissible audit-related services, tax services and other services as well as a range of fees for those services. Any services rendered by the independent registered public accounting firm during that fiscal year will be considered pre-approved by the Audit Committee provided that the services rendered fall within the list of pre-approved services and the fees do not exceed the pre-approved fees. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the authority to amend or modify the list of pre-approved permissible audit and non-audit services and fees. The Chairman will report any action taken to the Audit Committee at its next meeting. The Audit Committee is regularly kept informed by management of the services provided by the independent registered public accounting firm.

During 2024 and 2023, all services provided by D&T were pre-approved in accordance with the terms of the Audit Committee’s pre-approval policy.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons beneficially holding more than 10% of our outstanding Common Shares to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during 2024 and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during 2024, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10% of the Company’s outstanding Common Shares were complied with during 2024, except Friedrich K.M. Böhm filed two reports late, one of which related to one gift transaction and one of which related to three gift transactions.

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Any proposals from shareholders which are intended to be presented at the 2026 Annual Meeting of Shareholders must be received by the Company by December 12, 2025 to be eligible for inclusion in next year’s proxy statement and form of proxy. Such proposals may be included in next year’s proxy statement and form of proxy if they comply with certain SEC Rules. In addition, if a shareholder intends to present a proposal at the 2026 Annual Meeting of Shareholders without the inclusion of that proposal in the proxy statement relating to the 2026 Annual Meeting of Shareholders and written notice of the proposal is not received by the Company on or before February 24, 2026, or if the Company meets other requirements of applicable SEC Rules, proxies solicited by the Board for the 2026 Annual Meeting of Shareholders will confer discretionary authority to vote on the proposal at the meeting. In each case, written notice must be given to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Chief Legal Officer and Secretary.

Pursuant to the advance notice provision in our Regulations relating to the nomination of one or more persons for election as a director at an annual meeting of shareholders, shareholders who wish to nominate one or more persons for election as a director at the 2026 Annual Meeting of Shareholders may do so only if they comply with the nomination procedures set forth in our Regulations. The advance notice provision requires that a shareholder give written notice of such shareholder’s intent to make such nomination(s) by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Company not later than March 15, 2026 nor earlier than February 13, 2026. See “Information Regarding the Board, its Committees and Corporate Governance—Qualifications and Nomination of Directors” for information regarding our director nomination process.

In addition, the deadline for providing notice to the Company under Rule 14a-19 of the Exchange Act of a shareholder’s intent to solicit proxies in support of nominees must be submitted in accordance with, and within the time period prescribed in, the advance notice provision in our Regulations.

EXPENSES OF SOLICITATION

The entire expense of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials, as well as other costs incurred in connection with the solicitation of proxies on behalf of the Board, will be paid by the Company, except for any Internet access fees and telephone service fees incurred by shareholders who elect to vote electronically via the Internet or telephonically. Proxies may be solicited personally or by telephone, facsimile, telegraph, mail, electronic mail or other electronic or online methods. Officers or employees of the Company may assist with solicitations and will receive no additional compensation for their services. The Company may engage Georgeson Inc. as proxy solicitor to assist it in soliciting proxies for the Annual Meeting, at an approximate cost of between $15,000 and $30,000. The Company will reimburse brokers, banks and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our Common Shares.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter requiring a vote of the shareholders is properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

You are urged to complete, sign, date and return the enclosed proxy card in the envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically. No postage is required if the envelope provided is mailed from within the United States. If you subsequently decide to virtually attend the Annual Meeting and wish to vote your Common Shares during the Annual Meeting, you may do so as described in “General—Attendance and Participation at the Virtual Annual Meeting.” Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

Susan E. Krohne,
Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2025 Annual Meeting Proxy Card

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals – The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:
	For	Withhold		For	Withhold		For	Withhold
01 - Nancy J. Kramer	☐	☐	02 - Yvette McGee Brown	☐	☐	03 - Robert H. Schottenstein	☐	☐

	For	Against	Abstain
2. A non-binding, advisory resolution to approve the compensation of the named executive officers of M/I Homes, Inc.	☐	☐	☐

	For	Against	Abstain
3. To ratify the appointment of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for the 2025 fiscal year.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X 6 4 7 4 7 7
04488C

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 14, 2025. The Notice of Annual Meeting of Shareholders, Proxy Statement, form of proxy and 2024 Annual Report to Shareholders are available at:

www.edocumentview.com/MHO

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy – M/I Homes, Inc.

This Proxy is solicited on behalf of the Board of Directors of M/I Homes, Inc. for the Annual Meeting of Shareholders to be held on May 14, 2025.

The undersigned hereby appoints Robert H. Schottenstein and Susan E. Krohne, and each of them, as proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders to be held solely by remote communication in virtual-only format at www.meetnow.global/MWH96KV, on Wednesday, May 14, 2025, at 9:00 am., Local Time, or any adjournment thereof, with all powers the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made and if permitted by applicable law, the Common Shares represented by this Proxy will be voted FOR the election of the director nominees identified in Proposal No. 1, FOR the approval of the compensation of the named executive officers of M/I Homes, Inc. (Proposal No. 2) and FOR the ratification of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for 2025 (Proposal No. 3). If any other matters are properly brought before the Annual Meeting or any adjournment thereof, or if a nominee for election as director named in Proposal No. 1 is unable to serve or for good cause will not serve, the Common Shares represented by this Proxy will be voted in the discretion of the proxies on such matters or for such substitute nominees as the Board of Directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 10, 2025, the Proxy Statement furnished therewith, and the M/I Homes, Inc. 2024 Annual Report to Shareholders, which includes M/I Homes, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Any proxy previously given to vote the Common Shares which the undersigned is entitled to vote at the 2025 Annual Meeting of Shareholders is hereby revoked.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., (Eastern Daylight Time), on May 14, 2025.
Online Go to www.envisionreports.com/MHO or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-V0TE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MHO

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals – The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:
	For	Withhold
01 - Nancy J. Kramer	☐	☐	02 - Yvette McGee Brown

			For	Against	Abstain
2. A non-binding, advisory resolution to approve the compensation of the named executive officers of M/I Homes, Inc.			☐	☐	☐

For	Withhold		For	Withhold
☐	☐	03 - Robert H. Schottenstein	☐	☐

			For	Against	Abstain
3. To ratify the appointment of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for the 2025 fiscal year.			☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

The 2025 Annual Meeting of Shareholders of M/I Homes, Inc. will be held on

Wednesday, May 14, 2025, at 9:00 a.m., Local Time, solely by remote communication in a virtual-only format.

The virtual meeting will be accessible at www.meetnow.global/MWH96KV.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 14, 2025.

The Notice of Annual Meeting of Shareholders, Proxy Statement, form of proxy and 2024 Annual Report to Shareholders are available at:

www.envisionreports.com/MHO

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MHO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy – M/I Homes, Inc.	+

This Proxy is solicited on behalf of the Board of Directors of M/I Homes, Inc. for the Annual Meeting of Shareholders to be held on May 14, 2025.

The undersigned hereby appoints Robert H. Schottenstein and Susan E. Krohne, and each of them, as proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders to be held solely by remote communication in virtual-only format at www.meetnow.global/MWH96KV, on Wednesday, May 14, 2025, at 9:00 am., Local Time, or any adjournment thereof, with all powers the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made and if permitted by applicable law, the Common Shares represented by this Proxy will be voted FOR the election of the director nominees identified in Proposal No. 1, FOR the approval of the compensation of the named executive officers of M/I Homes, Inc. (Proposal No. 2) and FOR the ratification of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for 2025 (Proposal No. 3). If any other matters are properly brought before the Annual Meeting or any adjournment thereof, or if a nominee for election as director named in Proposal No. 1 is unable to serve or for good cause will not serve, the Common Shares represented by this Proxy will be voted in the discretion of the proxies on such matters or for such substitute nominees as the Board of Directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 10, 2025, the Proxy Statement furnished therewith, and the M/I Homes, Inc. 2024 Annual Report to Shareholders, which includes M/I Homes, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Any proxy previously given to vote the Common Shares which the undersigned is entitled to vote at the 2025 Annual Meeting of Shareholders is hereby revoked.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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